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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

                                                                    EXHIBIT 4.79

                      COMMON TERMS AGREEMENT EXECUTION COPY

                             COMMON TERMS AGREEMENT

                                     BETWEEN

                        INVESTEC BANK (MAURITIUS) LIMITED

                                (as the "Lender")

                                       AND

                            DRD (ISLE OF MAN) LIMITED

                               (as the "Borrower")

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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

                                    CONTENTS

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     SECTION 1 - DEFINITIONS AND INTRODUCTION...........................................................     5

1.   INTRODUCTION.......................................................................................     5
2.   DEFINITIONS........................................................................................     5

     SECTION 2 - APPLICATION OF THE CTA AND FACILITY B..................................................    14

3.   APPLICATION OF THE CTA TO THE FINANCE DOCUMENTS AND FACILITY B.....................................    14

     SECTION 3 - PAYMENTS BY THE BORROWER...............................................................    14

4.   MECHANICS..........................................................................................    14
5.   DATE OF PAYMENT....................................................................................    15
6.   INTEREST ON OVERDUE AMOUNTS........................................................................    15
7.   DEDUCTIONS, WITHHOLDINGS AND TRANSFERS.............................................................    15
8.   PAYMENT IN FOREIGN CURRENCY........................................................................    15
9.   FACILITY FEES AND PAYMENT OF LENDER'S FEES AND EXPENSES,...........................................    16
10.  STAMP DUTY.........................................................................................    16
11.  VALUE ADDED TAX....................................................................................    16
12.  ALLOCATION OF PAYMENTS.............................................................................    17

     SECTION 4 - CONDITIONS PRECEDENT...................................................................    17

13.  CONDITIONS PRECEDENT TO FINANCIAL CLOSING FOR FACILITY A...........................................    17

     SECTION 5 - ACCOUNTS AND CASH MANAGEMENT...........................................................    18

14.  OPENING OF ACCOUNTS................................................................................    18
15.  BORROWER'S GENERAL ACCOUNT.........................................................................    19
16.  OPERATING PROCEDURES...............................................................................    19
17.  DEPOSITS...........................................................................................    19
18.  PERMITTED WITHDRAWALS..............................................................................    19
19.  INTEREST ON ACCOUNTS...............................................................................    19
20.  NO WAIVER..........................................................................................    19
21.  NOTICE OF SECURITY INTERESTS.......................................................................    20
22.  ACCESS TO BOOKS AND RECORDS........................................................................    20
23.  CHANGE OF ACCOUNT BANK.............................................................................    20
24.  USE OF PROCEEDS ACCOUNT............................................................................    20
25.  USE OF DEBT SERVICE ACCOUNT........................................................................    21
26.  USE OF GENERAL ACCOUNT.............................................................................    22
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     SECTION 6 - WARRANTIES AND REPRESENTATIONS.........................................................    22

27.  GENERAL PROVISIONS RELATING TO WARRANTIES AND UNDERTAKINGS.........................................    22
28.  WARRANTIES.........................................................................................    23
29.  INFORMATION UNDERTAKINGS...........................................................................    23
30.  POSITIVE UNDERTAKINGS..............................................................................    23
31.  NEGATIVE UNDERTAKINGS..............................................................................    23

     SECTION 7 - EVENTS OF DEFAULT AND THEIR CONSEQUENCES...............................................    23

32.  POTENTIAL EVENTS OF DEFAULT AND CONSEQUENCES OF A
     POTENTIAL EVENT OF DEFAULT.........................................................................    23
     32.1     POTENTIAL EVENTS OF DEFAULT...............................................................    23
     32.2     CONSEQUENCES OF A POTENTIAL EVENT OF DEFAULT..............................................    24
     32.3     REMEDY OF POTENTIAL EVENTS OF DEFAULT.....................................................    25
     32.4     ORDER OF PRECEDENCE OF EVENTS OF DEFAULT..................................................    25
33.  EVENTS OF DEFAULT..................................................................................    25
34.  CONSEQUENCES OF EVENTS OF DEFAULT..................................................................    30

     SECTION 8 - THE LENDER.............................................................................    32

35.  LENDER'S ADVANCES..................................................................................    32
36.  DRAWDOWNS..........................................................................................    32
     36.1     INITIAL DRAWDOWN..........................................................................    32
     36.2     SUBSEQUENT DRAWDOWNS......................................................................    32
     36.3     EXTENSION AND WAIVER......................................................................    32
     36.4     CONDITIONS FOR THE BENEFIT OF THE LENDERS.................................................    32
     36.5     DRAW STOP NOTICES.........................................................................    33
37.  BORROWER'S INDEMNITY IN FAVOUR OF THE LENDER.......................................................    33
38.  APPOINTMENT OF LENDER'S ADVISERS...................................................................    34
39.  DAMAGES CLAIMABLE BY THE LENDER....................................................................    35
40.  ILLEGALITY.........................................................................................    35
41.  INCREASED COSTS....................................................................................    36
42.  DECREASE IN COSTS..................................................................................    37
43.  DEDUCTIONS OR WITHHOLDINGS REQUIRED BY LAW.........................................................    38
44.  SET-OFF BY THE LENDER..............................................................................    39
45.  ASSIGNMENT BY THE LENDER...........................................................................    39

     SECTION 9 - GENERAL AND INTERPRETATION.............................................................    39

46.  INTERPRETATION AND OTHER GENERAL TERMS OF THIS LOAN AGREEMENT......................................    39
     46.1     GENERAL APPLICATION OF THIS CLAUSE........................................................    40
     46.2     INTERPRETATION............................................................................    40
     46.3     CALCULATION OF INTEREST...................................................................    41
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     46.4     CERTIFICATES..............................................................................    41
     46.5     RIGHTS, CUMULATIVE, WAIVERS...............................................................    41
     46.6     TERMINATION NOT TO PREJUDICE ACCRUED RIGHTS...............................................    42
     46.7     ENGLISH LANGUAGE..........................................................................    42
     46.8     SEVERABILITY..............................................................................    42
     46.9     PERFORMANCE OF FURTHER ACTS REQUIRED BY LAW...............................................    43
     46.10    GOVERNING LAW.............................................................................    43
     46.11    JURISDICTION..............................................................................    43
     46.12    COUNTERPARTS AND PLACE OF CONCLUSION OF AGREEMENT.........................................    43
     46.13    AMENDMENTS NOT EFFECTIVE UNLESS IN WRITING................................................    44
     46.14    CONFIDENTIALITY...........................................................................    44
     46.15    REMEDIES..................................................................................    47
     46.16    NOTICES...................................................................................    48
     46.17    MISCELLANEOUS.............................................................................    49

APPENDIX 1           ...................................................................................    54
CONDITIONS PRECEDENT TO FINANCIAL CLOSING FOR FACILITY A................................................    54

APPENDIX 2    ..........................................................................................    58
REPEATING WARRANTIES....................................................................................    58

APPENDIX 3    ..........................................................................................    63
INFORMATION WARRANTIES..................................................................................    63

APPENDIX 4    ..........................................................................................    65
INFORMATION UNDERTAKINGS................................................................................    65

APPENDIX 5    ..........................................................................................    69
POSITIVE UNDERTAKINGS...................................................................................    69

APPENDIX 6    ..........................................................................................    72
NEGATIVE UNDERTAKINGS...................................................................................    72

APPENDIX 7    ..........................................................................................    75
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                             COMMON TERMS AGREEMENT

                    SECTION 1 - DEFINITIONS AND INTRODUCTION

1.    INTRODUCTION

      1. The Borrower wishes to obtain funding to fund the purchase by the Borrower of a stake in targets or for any other purpose described in the Facility Agreements.

      1.2 The Lender is prepared to make the Facilities available to the Borrower upon the terms and conditions contained in the Finance Documents.

2.    DEFINITIONS

      Unless otherwise expressly stated, or the context otherwise requires, the words and expressions listed below shall, when used in this CTA, including this introduction, bear the meanings ascribed to them:

      2.1 "Account Bank Undertaking" means a written undertaking by the Account Bank in favour of the Lender, which undertaking shall be in a form attached to the Assignment of Accounts as Schedule 2 ("Acknowledgement to the Bank");

      2.2 "Account Bank" means at any time, Investec Bank (UK) Limited, a company incorporated in England with registration number 00489604;

      2.3 "Accounts" means the accounts referred to in clause 14 below or any of them, as the context may require;

      2.4 "Advance" means each principal amount made available to the Borrower by the Lender under this CTA by way of loan;

      2.5 "Affected Financial Indebtedness" means Indebtedness arising from any loan or other financial assistance of whatever nature provided to the Borrower in an aggregate amount in excess of USD 1million excluding any Indebtedness under the Finance Documents;

      2.6 "Assignment of Accounts" means the agreement so entitled to be entered into between the Borrower and the Lender;

      2.7 "Authorisation" means acts, conditions, authorisations, orders, approvals, licences, consents, permits, permissions, certificates, registrations and declarations of any kind;

      2.8 "Availability Period" means a period of 36 months calculated from Financial Closing;

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      2.9   "Borrower" means DRD (Isle of Man) Limited, company number 94445C, a company incorporated under the laws of the Isle of Man and having its registered office at Grosvenor House, 66/67 Athol Street, Douglas, Isle of Man;

      2.10 "Breakage Costs" means all and any costs, damages, charges and penalties incurred by the Lender in breaking any existing funding, closing out, settling and unwinding any hedging transaction, deposits or other funding as a result of inter alia the cancellation, early termination or prepayment of the Facilities and including the costs of winding up or terminating of any Hedging Arrangements;

      2.11 "business day" or "Business Day" means a day other than a Saturday or Sunday or a public/bank holiday in the Republic of South Africa, Mauritius, the United Kingdom, the Isle of Man and in New York;

      2.12 "CTA" means this CTA and the Appendices hereto, as read together with the relevant Facility Agreements;

      2.13 "Custody Agreement" means the agreement so entitled to be entered into between inter alia, Australia and New Zealand Banking Group Limited and the Borrower;

      2.14 "Debt Service Account Required Balance" has the meaning given to it in clause 25;

      2.15 "Debt Service Account" means the account opened and maintained by the Borrower with the Account Bank pursuant to clause 14 and designated as the Debt Service Account, as such account may be replaced, renumbered or re-designated from time to time;

      2.16 "Debt Service" means on any given date the aggregate of Loan Costs and Loan Principal and any amounts due under the Hedging Arrangements (or expected to be due) on such date;

      2.17 "Dollars", "US$" and "USD" means the lawful currency of the United States of America for the time being;

      2.18 "Draw Stop Notice" means the notice issued by the Lender in terms of clause 36.5 below;

      2.19 "Drawing Date" in respect of any Advance, has the meaning given to it in the relevant Facility Agreement;

      2.20 "Drawing Notice" in respect of any Advance, has the meaning given to it in the relevant Facility Agreement;

      2.21  "Encumbrance" means

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            2.21.1 any mortgage, charge, pledge, lien, assignment, hypothecation or cession by way of security or other encumbrance securing any obligation of any Person;

            2.21.2 any arrangement under which money or claims to, or the benefit of, a bank account or other account may be applied, set-off or made subject to a combination of accounts so as to effect payment of sums owed or payable to any Person; or

            2.21.3 any other type of preferential arrangement (including title transfer and retention arrangements) having a similar effect;

      2.22 "Environmental Approval" means Authorisations required under Environmental Law;

      2.23 "Environmental Law" means all laws concerning the environment including, without limitation, laws concerning land use, water use, conservation, biodiversity, heritage, human health, safety and well being, pollution or environmental degradation;

      2.24 "Equitable Mortgage of Shares" means the agreement so entitled to be entered in to between the Lender, the Borrower, DRD Porgera Limited and Tolukuma Gold Mines Limited;

      2.25 "Event of Default" means any of the events or circumstances described in clause 33 of this CTA;

      2.26  "Facilities Discharge Date" means the first date on which :

            2.26.1 no amount is due by the Borrower under any of the Finance
                   Documents which has not been finally, irrevocably and unconditionally paid in full, and

            2.26.2 no unremedied default continues in performance of any other actual obligation of the Borrower (whether entered into solely or jointly with one or more Persons whether as principal or as surety) under any of the Finance Documents; and

            2.26.3 no amount of any of the Facilities remains uncancelled
                   (whether or not cancelled as a result of an exercise by the Lender of the remedy under clause 34 below);and

            2.26.4 the Lender is under no further commitment, obligation or liability (whether actual or contingent) to make Advances or provide other financial accommodation to the Borrower under any Finance Document.

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      2.27  "Facilities" means Facility A and Facility B or, as the context may require, any of them;

      2.28 "Facility A Loan Agreement" means the written Facility A Loan Agreement so entitled between the Lender and the Borrower and signed by the parties on or about 13 October 2004, in terms of which inter alia the Lender agrees to make available to the Borrower a term facility in an aggregate amount of US$ 15 million;

      2.29 "Facility A" has the meaning ascribed to it in the Facility A Loan Agreement;

      2.30 "Facility Agreements" means the Facility A Loan Agreement and the Facility B Loan Agreement, or, as the context may require, any one of them;

      2.31 "Facility B Loan Agreement" means the written Facility B Loan Agreement so entitled dated [ ] between the Lender and the Borrower in terms of which inter alia the Lender agrees to make available to the Borrower a facility in an aggregate amount of US$ 35 million;

      2.32 "Facility B" means has the meaning ascribed to it in the Facility B Loan Agreement;

      2.33  "Finance Documents" means

            2.33.1 this CTA;

            2.33.2 the Facility Agreements;

            2.33.3 the Hedging Arrangements

            2.33.4 the Security Documents;

            2.33.5 any other agreement at any time designated a Finance Document by the parties hereto; and

            2.33.6 any amendment or supplemental agreement to any of the Finance
                   Documents referred to in 2.33.1 to 2.33.5 above or, as the context may require, any of them;

      2.34 "Financial Closing for Facility A" means the date on which the Lender notifies the Borrower in accordance with clause 13.2 below that all of the conditions precedent in respect of the initial drawdown under the Facility A Loan Agreement have been satisfied;

      2.35 "Financial Closing for Facility B" means the date on which the Lender notifies the Borrower below that all of the conditions precedent in respect

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            of the initial drawdown under the Facility B Loan Agreement have been satisfied;

      2.36 "GAAP" means the Generally Accepted Accounting Practice as approved from time to time by the South African Accounting Practices Board (or its successor body) or, if applicable, in the case of a company incorporated outside the Republic of South Africa, in accordance with generally accepted accounting practices and principles in its jurisdiction of incorporation;

      2.37 "General Account" means the bank account mentioned in clause 15 and designated as the General Account, as such account may be replaced, renumbered or re-designated from time to time;

      2.38 "Hedging Arrangements" means any interest rate or foreign currency swap, future, option, cap, collar, ceiling, hedge, or other inflation, interest rate or foreign exchange protection agreement or contract, or any other agreement or arrangement designed to protect against fluctuations in inflation or interest rates or foreign currency, entered into from time to time;

      2.39 "Indebtedness" means any obligation for the payment or repayment of money, whether present future, actual or contingent;

      2.40 "Interest Payment Date" has the meaning ascribed to it in the Facility Agreements;

      2.41 "Interest Period" has the meaning ascribed to it in the Facility Agreements;

      2.42 "Irrevocable Payment Instructions" means the undertakings to be given by the Secured Asset Entities to ensure that they will pay all their Nett Revenues into the Proceeds Account or as directed by the Lender, which undertakings shall be in a form acceptable for the time being to the Lender;

      2.43 "Law" includes the common law and any present or future constitution, decree, judgement, legislation, measure, requirement, order, ordinance, regulation, statute, treaty, directive, rule, guideline, practice, concession, or request:

            2.43.1 issued by any relevant authority, governmental body, agency or department or any central bank or other fiscal, monetary, regulatory, self regulatory or other authority or agency; and

            2.43.2 applicable in any jurisdiction to the Target or any of the present or future parties to the Finance Documents or any transaction in which the Stake is acquired by the Borrower in a Target;

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      2.44  "Lender" means Investec Bank (Mauritius) Limited, a company with limited liability registered as a bank according to the laws of Mauritius with bank registration number 8752/3362, with offices at 7th Floor, Harbour Front Building, John Kennedy Street, Port Louis, Mauritius;

      2.45 "Lender's Advisors" means the advisors to the Lender as mentioned in clause 38, which shall include but not be limited to legal advisors, technical advisors and any other advisors which may be required by the Lender for the purposes stated in clause 38;

      2.46 "Loan Agreements" means this CTA, the Facility Agreements and Hedging Agreements;

      2.47  "Loan Costs" in respect of any period means:-

            2.47.1 interest, commitment fees, costs and expenses and other amounts payable by the Borrower under the Facility Agreements (but excluding Loan Principal), in each case in such period; and

            2.47.2 any VAT or other taxes payable by the Borrower in respect of the above;

      2.48  "Loan Principal" means:-

            2.48.1 in respect of any period, the aggregate, in that period, of
                   Advances made under the Facility Agreements, and,

            2.48.2 in respect of any date, the aggregate amount of the Advances under the Facility Agreements on that date

            which has not been repaid by the Borrower to the Lender;

      2.49  "Margin" has the meaning ascribed to it in the Facility Agreements;

      2.50 "Material Adverse Effect" means an event, circumstance or matters or the consequences of a combination of events, circumstances or matters which, in the reasonable opinion of the Lender, are or could be expected to be:

            2.50.1 adverse on the business, assets or financial condition of the
                   Borrower with the result that the Borrower's ability to comply with any of its material obligations under any Finance Document, is or could be expected to be adversely affected; or

            2.50.2 prejudicial to the ability of the Lender to exercise or enforce any of their material rights under the Finance Documents; or

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            2.50.3 materially adverse on the value or effectiveness of the
                   Security; or

            2.50.4 prejudicial to the ability of the Shareholder to observe or perform any of its material obligations under any of the Finance Documents to which it is a party;

      2.51 "Memorandum of Deposit " means the agreement so entitled to be entered into between the Borrower and the Lender;

      2.52 "month" means, unless the context otherwise requires, a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, and references to "months' shall be construed accordingly;

      2.53 "Nett Revenues" means in respect of any period, the aggregate (without double-counting) of:

            2.53.1 all net operating revenue (being gross operating revenues less usual operating costs) received or projected to be received by the Borrower during that period; and

            2.53.2 all other income, including, without limitation, all interest and dividends received or projected to be received by the Borrower during that period and all other payments of whatsoever nature received or projected to be received by the Borrower during that period; and

            2.53.3 all VAT or similar revenue received by the Borrower;

      2.54 "Person" means any individual, partnership, corporation, company, business organisation or trust;

      2.55 "Potential Event of Default" means any of the events or circumstances described in clause 32.1 below;

      2.56 "Proceeds Account" means the account opened and maintained by the Account Bank pursuant to clause 14 and designated as the Proceeds Account, as such account my be replaced, renumbered or re-designated from time to time;

      2.57 "Secured Asset Entities" means the Person in respect of which the Borrower holds Secured Assets from time to time, by way of example Emperor Mines Limited shall be a Secured Asset Entity for so long as the Borrower holds shares in that company;

      2.58  "Secured Assets" means all of the following:-

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            2.58.1 the shares held by the Borrower in the following companies:-

                  2.58.1.1 Emperor Mines Limited (company number ACN 007 508
                           787) a company incorporated under the laws of Australia, having its registered office at Suite 904, level 9 50 Margaret Street, Sydney, NSW. 2000, Australia;

                  2.58.1.2 DRD Porgera Limited; (company number 1-18497), a
                           company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at level 5, Defens Haus, Cnr Champion Pde & Hunter St, Port Moresby, National Capital District;

                  2.58.1.3 Tolukuma Gold Mines Limited, company number 1-16395), a company incorporated under the laws of the Independent State of Papua New Guinea, having its registered office at level 5, Defens Haus, Cnr Champion Pde & Hunter St, Prot Moresby, National Capital District; and

            2.58.2 any Stake in a Target acquired by the Borrower through the utilisation of the Facilities,

                   as may be held from time to time by the Borrower;

      2.59 "Security Documents" means all the documents and agreements establishing or recording the Security;

      2.60 "Security" means the security afforded to the Lender in terms of the following:-

            2.60.1 the Memorandum of Deposit;

            2.60.2 the Assignment of Accounts;

            2.60.3 the Account Bank Undertaking;

            2.60.4 the Sponsorship Agreement;

            2.60.5 the Subordination Agreement;

            2.60.6 the Irrevocable Payment Instructions;

            2.60.7 the Equitable Mortgage of Shares;

            2.60.8 the Shareholder's Guarantee, and

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            2.60.9 the Custody Agreement

            together with such further security as may from time to time be held by the Lender to secure the Borrower's obligations under the Finance Documents;

      2.61 "Shareholder" means Durban Roodepoort Deep, Limited (company number 1895/000926/06), a company incorporated according to the laws of the republic of South Africa, having its registered office as 45 Empire Road, Parktown, Johannesburg, Republic of South Africa;

      2.62 "Shareholder's Guarantee" means the agreement to be entered into between the Shareholder and the Lender, and contained in a letter from the Shareholder to the Lender;

      2.63 "Shares" means any or all shares comprising the issued share capital from time to time of the Borrower;

      2.64 "Signature Date" means the date of last signature by any of the parties;

      2.65 "Sponsorship Agreement" means the agreement entitled "Chess Sponsorship Agreement" to be entered into between the Borrower and ANZ Nominees Limited;

      2.66  "Stake" means:-

            2.66.1 shares or any other form of ownership (including an interest in a joint venture), and/or

            2.66.2 all or any amounts owing to such shareholder or owner in its capacity as such or in another form of creditor (including taking cession of loans from third party lenders) and/or

            2.66.3 a management contract;

      2.67 "Subordination Agreement" means the agreement so entitled to be entered into between the Shareholder, the Borrower, the Lender, Dome Resources (Proprietary) Limited and DRD Australia (Proprietary ) Limited;

      2.68 "Target" means a company or other legal entity in which the Borrower wishes to acquire shares or some other form of ownership;

      2.69 "Tax" includes any tax, levy, impost, duty or other charge of a similar nature (together with any penalty, interest, fine or surcharge payable in connection with any failure to pay or any delay in paying any of the same) imposed from time to time;

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      2.70  "VAT" means Value Added Tax or other charge of a similar nature payable under the Law including any similar tax which may be imposed in place thereof from time to time.

                SECTION 2 - APPLICATION OF THE CTA AND FACILITY B

3.    APPLICATION OF THE CTA TO THE FINANCE DOCUMENTS AND FACILITY B

      3.1 Each of the Finance Documents will be subject both to the terms and conditions contained therein and to the terms and conditions set forth in this CTA. Unless otherwise expressly stated, in the event of any conflict between the terms of this CTA and any of the other Finance Documents, the terms of this CTA shall prevail.

      3.2 At the Signature Date of this CTA, the Borrower and the Lender may not have concluded the Facility B Loan Agreement.

      3.3 The Borrower agrees in favour of the Lender, that as soon as the Facility B Loan Agreement is concluded and notwithstanding that it may be concluded after the Signature Date of this CTA:-

            3.3.1 the provisions of the Finance Documents shall apply equally to such facility agreement as if it had been part of the Finance Documents at the Signature Date of this CTA;

            3.3.2 the Facility Agreements shall both be senior facilities and shall rank pari passu with one another in all respects; and

            3.3.3 upon request from the Lender, the Borrower shall irrevocably confirm in writing to such third parties as the Lender may nominate that the Facility B Loan Agreement forms part of the Finance Documents and that the Secured Assets (to the extent permitted by Law) secure the Lender's rights under that facility agreement.

      3.4 Until such time as the Facility B Loan Agreement is concluded, any reference to the Facilities, the Facility Agreements or the like shall be construed without Facility B.

                      SECTION 3 - PAYMENTS BY THE BORROWER

4.    MECHANICS

      All payments by the Borrower under any of the Finance Documents shall be made

      4.1 to the Lender by 11:00am (Mauritius time) on the due date, into the accounts designated in writing by the Lender from time to time;

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      4.2   for value on the due date, in US Dollars and in immediately available funds.

5.    DATE OF PAYMENT

      If the date on which any payment under any of the Finance Documents is due to be made and that day is not a business day, then such payment shall be made on the first following day that is a business day, unless that day falls in the next calendar month, in which case such payment shall be made on the first preceding day that is a business day to that date on which such payment was due to be made.

6.    INTEREST ON OVERDUE AMOUNTS

      6.1 If the Borrower fails to pay on the due date any amount falling due or payable to the Lender under or arising from any of the Finance Documents then, without prejudice to such other rights as may accrue to the Lenders consequent upon such failure each such overdue amount shall bear finance charges at the interest rate provided for in the relevant Facility Agreement plus 2% per annum.

      6.2 The finance charges in clause 6.1 above will be calculated on each overdue amount, or the balance thereof, from the date on which it becomes overdue until it has been paid in full. The Borrower shall pay such interest on demand, or if no demand, on each Interest Payment Date. Interest not paid on a due date shall be capitalised on that date, so that interest thereafter is compounded.

7.    DEDUCTIONS, WITHHOLDINGS AND TRANSFERS

      7.1 All payments by the Borrower under the Finance Documents, whether in respect of principal, interest, fees or any other item, shall be made in full without any set off, deduction, counterclaim or withholding (all hereinafter referred to as a deduction or withholding) in respect of Tax or otherwise unless the deduction or withholding is required by Law in which event the provisions of clause 43 below shall apply.

      7.2 The Borrower shall not be entitled to cede, assign or otherwise transfer any of its rights and obligations under the Finance Documents without the prior written consent of the Lender.

8.    PAYMENT IN FOREIGN CURRENCY

      If, under any applicable law or regulation or pursuant to any judgement or order being made or registered against or the liquidation of the Borrower or without limitation for any reason, any payment under or in connection with any of the Finance Documents is made or is recovered in a currency (the "payment currency") other than the currency which such payment is expressed to be due or in connection with the Finance Documents (the "contractual currency"), then, to

                                  Page 15 of 15
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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

      the extent that amount of such payment actually received by the Lender (when converted into the contractual currency at the applicable rate of exchange on or about the date of payment) is less than the amount due and unpaid under the relevant Finance Documents, the Borrower shall as a separate and independent obligation, fully indemnify the Lender against the amount of the shortfall.

      For the purposes of this clause 8, the "applicable rate of exchange" means the rate at which the Lender is able on or about the date of such payment, to purchase the contractual currency, in accordance with its normal practice, with the payment currency and shall take into account (and the Borrower shall be liable for) any premium or other costs of exchange including any taxes incurred by reason of any such exchange.

9.    FACILITY FEES AND PAYMENT OF LENDER'S FEES AND EXPENSES,

      9.1 The Borrower shall on presentation of an invoice to it or, where there is no invoice, other evidence to the Borrower's reasonable satisfaction, pay to, or at the direction of the Lender all expenses (including legal expenses on the scale as between attorney and own client, printing and out-of-pocket expenses) incurred by the Lender in connection with the negotiation, preparation and completion of the Finance Documents and any related documents. Such expenses are to include the costs of all advisors employed by the Lender.

      9.2 The Borrower shall pay to the Lender a facility fee of 1% of the total maximum amount of the Facilities as follows:-

            9.2.1 An amount of USD 150 000 in respect of Facility A, which amount shall be paid by the Borrower to the Lender on the date of last signature by any of the parties to the Facility A Loan Agreement; and

            9.2.2 An amount equal to 1% of the total maximum amount of Facility
                  B, which amount shall be paid by the Borrower to the Lender on the date of last signature by any of the parties to the Facility B Loan Agreement.

10.   STAMP DUTY

      The Borrower shall pay all stamp, documentary registration and other similar duties and Taxes (including any payable by the Lender) to which any of the Finance Documents or any such related documents may be subject or give rise.

11.   VALUE ADDED TAX

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      The amounts stated in the Finance Documents to be payable by the Borrower are exclusive of VAT and accordingly the Borrower shall pay, against delivery of appropriate supporting documents on demand:

      11.1 any VAT properly chargeable in respect of supplies to the Borrower as contemplated by any of the Finance Documents (including any VAT chargeable by the Lender in respect of its supplies to the Borrower under the Finance Documents); and

      11.2 in the case of goods or services supplied to, or other costs, fees and expenses incurred by the Lender in connection with the Finance Documents and which are to be met by the Borrower or in respect of which the Borrower has agreed to indemnify the Lender.

12.   ALLOCATION OF PAYMENTS

      The Lender shall be entitled in its sole discretion to allocate any amounts received from the Borrower towards the payment of any cause of debt or amount owing by the Borrower to the Lender.

                        SECTION 4 - CONDITIONS PRECEDENT

13.   CONDITIONS PRECEDENT TO FINANCIAL CLOSING FOR FACILITY A

      13.1 All obligations of the Lender and rights of the Borrower under the Finance Documents for Facility A are subject to the condition precedent ("Condition Precedent") that the Lender has notified the Borrower in accordance with clause 13.2 below that:

            13.1.1 the Lender has received all of the agreements, documents and evidence set out in Appendix 1 in form and substance satisfactory to the Lender in its sole and absolute discretion; and

            13.1.2 the Lender is satisfied in its sole and absolute discretion that all of the agreements, documents and evidence set out in Appendix 1 are in full force and effect and are unconditional or are subject to conditions satisfactory to the Lender in its sole and absolute discretion; and

            13.1.3 the Lender is satisfied in its sole and absolute discretion as to the other matters set out in Appendix 1.

      13.2 The Lender shall notify the Borrower when it is satisfied that the Condition Precedent referred to in clause 13.1 above has been fulfilled or waived and such condition shall only be considered to have been fulfilled or waived when such notice is given.

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      13.3  The Condition Precedent contained in clause 13.1 is expressed to be for the benefit of the Lender and shall be fulfilled by 31 December 2004.

      13.4  The Lender:

            13.4.1 shall be entitled to extend the relevant period for fulfilment of the Condition Precedent; and

            13.4.2 shall be entitled to waive fulfilment of all or part of the
                   Condition Precedent.

      13.5 If the Condition Precedent is not fulfilled or waived by the date or extended date for fulfilment thereof, the provisions of the Finance Documents shall cease to be of any further force and effect and the parties shall be restored as near as may be to the position in which they would have been had the Finance Documents not been entered into, and save for any claim based on the doctrine of fictional fulfilment and subject to clause 13.6 below, neither party shall have any claim against the other as a result of the failure of the said condition.

      13.6 Notwithstanding the provisions of this clause, should the Conditions Precedent not be fulfilled or waived as provided for in this clause, the provisions of Section 9 shall remain in full force and effect and the Borrower shall remain liable for the Lender's commitment and facility fees and shall remain liable to reimburse the Lender's expenses and disbursements (including but not limited to those mentioned in clause 9).

      13.7 It is recorded that Facility B shall have its own conditions precedent, which are still to be agreed between the parties as at the Signature Date of this CTA.

                    SECTION 5 - ACCOUNTS AND CASH MANAGEMENT

14.   OPENING OF ACCOUNTS

      As from the Signature Date to the Facilities Discharge Date, the Borrower shall open and maintain, with the Account Bank, in the name of the Borrower, the following accounts:

                        ACCOUNT                         ACCOUNT NUMBER
                        -------                         --------------
14.1        Debt Service Account DRD Isle of Man
            Limited;                                       124955/01

14.2        Proceeds Account DRD Isle of Man
            Limited.                                       124960/01

      each of which shall be a separate account unless otherwise agreed by the Lender.

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15.   BORROWER'S GENERAL ACCOUNT

      The Borrower shall maintain a banking current account with bankers of its choice, which account shall be referred to herein as the "General Account". Upon request from time to time, the Borrower shall inform the Lender of the details of such account and the bank where it is held.

16.   OPERATING PROCEDURES

      16.1 The Borrower shall procure that the mandates and operating procedures for the Accounts shall be in accordance with the provisions of this CTA, the Assignment of Accounts and the Account Bank Undertaking, and to the reasonable satisfaction of the Lender.

      16.2 Subject to clause 21, 34.2.7 and the Lender's rights in terms of the Security, the signatories to the Proceeds Account shall be nominated by the Borrower. The signatories to the Debt Service Account shall be nominated by the Lender, which signatories shall make withdrawals from the Debt Service Account on behalf of the Borrower.

17.   DEPOSITS

      The Borrower shall, immediately upon receipt of any sum, pay that sum into the Account to which it is obliged to credit such sum in accordance with this CTA or the Assignment of Accounts..

18.   PERMITTED WITHDRAWALS

      18.1 The Borrower shall procure that no withdrawals or transfers shall be made from any Account except as expressly permitted by this CTA or any of the other Finance Documents.

      18.2 All amounts withdrawn from any Account by the Borrower for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability and for no other purpose.

      18.3 No withdrawal shall be made from any Account to the extent that such Account would become overdrawn as a result.

19.   INTEREST ON ACCOUNTS

      Interest on funds in each Account shall be paid into that Account.

20.   NO WAIVER

      20.1 None of the restrictions contained in the Finance Documents on the withdrawal of funds from any of the Accounts shall affect the obligations

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            of the Borrower to make all payments required to be made to the
            Lender on the due date for payment in accordance with the Finance Documents.

      20.2 Neither the ability of the Borrower to make any withdrawal from an Account in accordance with this CTA nor any such withdrawal shall be construed as a waiver by the Lender of any of its rights or remedies under the Finance Documents or affect (to the extent possible) any of the encumbrances created pursuant to the Security Documents.

21.   NOTICE OF SECURITY INTERESTS

      The Borrower shall procure that the Account Bank is at all times notified of the Borrower's security rights in and to the Accounts (as contained in this CTA and the Assignment of Accounts) to the Lender and the Borrower shall send a copy of such notification to the Lender.

22.   ACCESS TO BOOKS AND RECORDS

      The Borrower grants to the Lender and any of its nominated representatives the right to review all books and records (including computer records) held by the Account Bank relating to the Accounts and the Borrower instructs and authorises the Account Bank to provide the Lender and any of its nominated representatives reasonable access to review such books and records held by the Account Bank and any such information relating to the Accounts as the Lender may, at any time and from time to time, request. The Borrower waives any right of confidentiality which may exist to the extent necessary to allow disclosure of such books, records and information to the Lender and its nominated representatives, provided that the nominated representatives enter into a confidentiality undertaking in favour of the Borrower in accordance with the terms set out clause 46.14 below.

23.   CHANGE OF ACCOUNT BANK

      The Borrower may not at any time change the Account Bank without the prior written consent of the Lender.

24.   USE OF PROCEEDS ACCOUNT

      24.1 CREDITS: The Borrower shall credit, or shall procure that there is credited or deposited, to the Proceeds Account, immediately upon receipt:

            24.1.1 all Nett Revenues received by the Borrower in respect of the
                   Secured Assets;

            24.1.2 any amounts (including interest) released from the Debt
                   Service Account in accordance with this CTA;

            24.1.3 any interest as envisaged in clause 19 above; and

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            24.1.4 any other amount payable to the Borrower other than any such amount that is required to be paid and may, in accordance with the Finance Documents, be paid to an Account other than the Proceeds Account.

      24.2 WITHDRAWALS: The Borrower shall only withdraw amounts from the Proceeds Account for the following purposes and in the following order of priority:

            24.2.1 to fund the Debt Service Account up to the Debt Service
                   Account Required Balance;

            24.2.2 to transfer amounts directly to the General Account.

25.   USE OF DEBT SERVICE ACCOUNT

      25.1 CREDITS: The Borrower shall credit, or shall procure that there is credited, to the Debt Service Account, immediately upon receipt any amounts available to be paid into the Debt Service Account in accordance with clause 24.2; provided that the maximum amount required to be credited to the Debt Service Account at any time shall be the Debt Service Account Required Balance.

      25.2 WITHDRAWALS: The Borrower (by way of the signatories mentioned in clause 16.2) shall only withdraw amounts from the Debt Service Account for the following purposes:

            25.2.1 to make a repayment of any Loan Principal or a payment of any
                   Loan Costs due on a particular date; and

            25.2.2 within two (2) business days after any Interest Payment Date, if and to the extent that there is any excess standing to the credit of the Debt Service Account over and above the Debt Service Account Required Balance, to transfer such excess directly to the Proceeds Account.

      25.3 The Borrower shall ensure and procure that from Financing Closing until the Facilities Discharge Date, the Debt Service Account is funded to the amount of the Debt Service Account Required Balance.

      25.4 "Debt Service Account Required Balance" means an amount determined at the end of each month as follows:-

            25.4.1 At the end of the month but two before the forthcoming payment of Debt Service by the Borrower, the Debt Service Account Required Balance shall be equal to one third of that forthcoming payment;

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            25.4.2 At the end of the month but one before the forthcoming payment of Debt Service by the Borrower, the Debt Service Account Required Balance shall be equal to two thirds of that forthcoming payment;

            25.4.3 On the date on which such Debt Service payment is to be made by the Borrower (and just before payment), the Debt Service Account Required Balance shall be equal to the full amount of that Debt Service payment to be made by the Borrower.

26.   USE OF GENERAL ACCOUNT

      26.1 CREDITS: The Borrower shall only be entitled to credit, or procure that there is credited, to the General Account any amounts available to be paid into the General Account in accordance with clause 24.2 above.

      26.2 WITHDRAWALS: The Borrower shall be entitled to withdraw amounts from the General Account for such purposes as it deems fit.

                   SECTION 6 - WARRANTIES AND REPRESENTATIONS

27.   GENERAL PROVISIONS RELATING TO WARRANTIES AND UNDERTAKINGS

      27.1  Each warranty set out in Appendix 2 and Appendix 3 shall be:

            27.1.1 a separate warranty; and

            27.1.2 shall in no way be limited or restricted by reference to or inference from the terms of any other warranty; and

            27.1.3 given in favour of the Lender; and

            27.1.4 for the sole benefit of the Lender.

      27.2 Each of the undertakings by the Borrower in Appendix 4, Appendix 5 and Appendix 6:

            27.2.1 shall remain in full force as from the Signature Date until the Facilities Discharge Date; and

            27.2.2 shall be a separate undertaking and shall in no way be limited or restricted by reference to or inference from the terms of any other undertaking.

      27.3 Where, pursuant to any provision of this CTA, the Borrower is required to provide financial or other information, it shall provide the Lender with one hard copy and one electronic copy.

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28.   WARRANTIES

      The Borrower hereby undertakes and warrants to the Lender:-

      28.1 in the case of the warranties in Appendix 2, the facts and circumstances set out in Appendix 2 as they exist on the Signature Date or Financial Closing, on each day that the Facilities are available for draw down and on each day that any amount is outstanding under the Finance Documents, are both true and correct;

      28.2 in the case of the warranties in Appendix 3, the information, forecasts, assumptions, financial statements, facts and circumstances set out in Appendix 3, as they exist on the date on which such information was supplied or expressed to have been made or prepared (if different from the date supplied) are both true and correct.

29.   INFORMATION UNDERTAKINGS

      The Borrower, unless the Lender has granted its prior written consent to the contrary, undertakes in favour of the Lender those obligations set out in Appendix 4.

30.   POSITIVE UNDERTAKINGS

      The Borrower unless the Lender has granted its prior written consent to the contrary, undertakes in favour of the Lender those obligations set out in Appendix 5.

31.   NEGATIVE UNDERTAKINGS

      The Borrower unless the Lender has granted its prior written consent to the contrary, undertakes in favour of the Lender those obligations set out in Appendix 6.

              SECTION 7 - EVENTS OF DEFAULT AND THEIR CONSEQUENCES

32.   POTENTIAL EVENTS OF DEFAULT AND CONSEQUENCES OF A POTENTIAL EVENT OF
      DEFAULT

      32.1  POTENTIAL EVENTS OF DEFAULT

            A Potential Event of Default shall have occurred if -

            32.1.1 any event or combination of events which would (with the giving of notice or the probable fulfilment of any other applicable requirement (excluding the requirement of a Material Adverse Effect) or any combination thereof) if not remedied or waived will become an Event of Default; or

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            32.1.2 an Event of Default has occurred for which a remedy period is given, while such remedy period is running and the Event of Default is unremedied; or

            32.1.3 there is a referral of any other dispute to arbitration under any Finance Documents or any other litigation relating to the occurrence or alleged occurrence of any Event of Default; or

            32.1.4 the Borrower is disputing that any Affected Financial
                   Indebtedness which has not been paid, is lawfully due and payable.

      32.2  CONSEQUENCES OF A POTENTIAL EVENT OF DEFAULT

            32.2.1 A Potential Event of Default shall constitute a breach of the
                   Finance Documents.

            32.2.2 When a Potential Event of Default has occurred and while it is continuing the Borrower

                  32.2.2.1 shall not withdraw any amounts from any Account;

                  32.2.2.2 the Borrower shall not change the Account Bank; and

                  32.2.2.3 the Lender's obligations under the Loan Agreements to honour any Drawing Notice or make any Advance shall be suspended.

            32.2.3 A Potential Event of Default which is not remedied within a period of 14 days, or which is not waived, shall constitute an Event of Default.

            32.2.4 The remedy period shall be -

                  32.2.4.1 calculated from the day on which the Borrower knew or ought reasonably to have known of the occurrence, where the applicable remedy period is stated to commence from date of occurrence; or

                  32.2.4.2 calculated from the day after the date of
                           notification, where the remedy period is stated to commence from date of notification by the Lender.

            32.2.5 The Borrower shall pay the Lender any damages (including consequential damages and the costs and expenses of the Lender's Advisers) which the Lender is able to prove it has sustained, as a result of the occurrence of any Potential Event of Default.

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      32.3  REMEDY OF POTENTIAL EVENTS OF DEFAULT

            A Potential Event of Default shall cease to be a Potential Event of Default when the events, circumstances or combination of events or circumstances or consequences thereof which gave rise the Potential Event of Default, have, in the opinion of the Lender, been remedied or are no longer continuing or have ceased to exist or have been waived.

      32.4  ORDER OF PRECEDENCE OF EVENTS OF DEFAULT

            If a breach of a condition or provision is specifically otherwise referred to or dealt with in clause 33 then the provisions of clause 33 shall apply and shall prevail over the provisions of this clause 32.

33.   EVENTS OF DEFAULT

      An Event of Default shall have occurred if:

      33.1  Non-Payment by the Borrower

            The Borrower fails to pay any sum due and payable under any of the Finance Documents to which it is a party on the due date, in the currency and in the manner specified therein; or

      33.2  Specific Breaches of Section 5 [Accounts] of this CTA

            The Borrower breaches any of the provisions of Section 5 above or any provisions of the Assignment of Accounts; or

      33.3  Breach of Warranties and Representations

            The Borrower breaches any warranty or representation given by it under any Finance Document (including those listed in the Appendices to this CTA); or

      33.4  Consents

            [Clause intentionally left blank]

      33.5  Breach of Finance Documents

            Other than as stated in clause 32.2.1, the Borrower, or any other party to a Finance Document, breaches or repudiates or fails duly to perform or comply with any of the obligations expressed to be assumed by it in the Finance Documents; or

      33.6  Liquidation and similar proceedings

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            33.6.1 Any third Person takes any action, steps or proceedings against the Borrower -

                  33.6.1.1 for compulsory, provisional or final sequestration, winding-up, liquidation, compromise, administration order, curatorship, judicial management, dissolution, or administration; or

                  33.6.1.2 for the appointment of a receiver, administrator, trustee, liquidator, judicial manager or similar officer or of any or all of the Borrower's assets or revenues; or

                  33.6.1.3 any analogous procedure or step is taken in any
                           jurisdiction; or

            33.6.2 The Borrower becomes insolvent or itself takes any action, steps or proceedings -

                  33.6.2.1 for voluntary or compulsory, provisional or final sequestration, winding-up, liquidation, compromise, administration order, curatorship, judicial management, dissolution, or administration in relation to itself or its assets; or

                  33.6.2.2 for the appointment of a receiver, administrator, trustee, liquidator, judicial manager or similar officer or of any or all of its own assets or revenues; or

                  33.6.2.3 any analogous procedure or step is taken in any
                           jurisdiction; or

      33.7  Attachment

            Any attachment, sequestration, execution or distress is levied against, or an encumbrancer takes possession of the whole or any part of the property, undertaking or assets of the Borrower or of any of the Secured Asset Entities; or

      33.8  Default Judgments

            The Borrower suffers any default judgment against it to remain unsatisfied for more than 10 business days after having become aware thereof or rescission of any such judgment has not been obtained within 40 business days after the judgment came to the attention of the Borrower; or

      33.9  Claim of Immunity

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            Any party to a Finance Document will be entitled to claim for itself or any of its assets or revenues immunity from suit, execution, attachment or other legal process; or

      33.10 Cross Default

            An event of default howsoever described occurs, which event entitles the counter party to that document to terminate or cancel an Affected Financial Indebtedness or any Hedging Arrangements; or

      33.11 Cross Acceleration

            Any Affected Financial Indebtedness:-

            33.11.1 becomes prematurely due and payable; or

            33.11.2 may be declared due and payable by any creditor in respect thereof becoming entitled to do so; or

            33.11.3 is placed on demand as a result of an event of default
                    (howsoever described) under the document relating to that Affected Financial Indebtedness,

            33.11.4 is not paid when due; or

            any security therefore becomes enforceable,

            whether or not the Borrower is disputing such acceleration, declaration, placing demand, due date or enforceability; or

      33.12 Compliance with Authorisations

            At any time any Authorisation required to be done, fulfilled, obtained, renewed, extended, complied with or performed, or in order
            -

            33.12.1 to ensure the legality, validity, binding nature and enforceability of the Borrower's obligations under the Finance Documents;

            33.12.2 to carry out the Borrower's business and operations generally;

            33.12.3 to enable any Person lawfully to enter into and perform the obligations expressed to be assumed by it in the Finance Documents to which it is a party, or

            33.12.4 to ensure that the obligations expressed to be assumed by any Person in the Finance Documents to which such Person is a party are legal, valid and binding and enforceable against it in accordance with the terms thereof,

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                  is not done, fulfilled, obtained, renewed, extended, complied with or performed when so required or otherwise ceases to be in full force and effect; or

      33.13 Compliance with Law

            33.13.1 At any time a Law required to be complied with in order to carry out the Borrower's business and operations generally is not complied with when so required; or

            33.13.2 At any time, any Law required to be complied with in order -

                  33.13.2.1 to enable any Person lawfully to enter into and
                            perform the obligations expressed to be assumed by it in the Finance Documents to which it is a party,

                  33.13.2.2 to ensure the legality, validity, binding nature and enforceability of the Borrower's rights under the Finance Documents; or

                  33.13.2.3 to ensure that the obligations expressed to be
                            assumed by any Person in the Finance Documents to which such Person is a party are legal, valid and binding and enforceable against it in accordance with the terms thereof,

            is not complied with when so required; or

      33.14 Illegality

            At any time it is or becomes unlawful for any Person to perform or comply with any or all of its obligations under the Finance Documents; or

      33.15 Invalidity

            Any of the obligations expressed to be assumed by any Person under the Finance Documents are not or cease to be legal, valid and binding obligations enforceable against such Person in accordance with the terms thereof; or

      33.16 Breach of obligations relating to Potential Default

            The Borrower is in breach of its obligations under clause 32.2.2 above; or

      33.17 Nationalisation

            By or under the authority of any relevant authority, whether by act or omission:

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            33.17.1 the Secured Assets or any material part thereof is expropriated or nationalised; or

            33.17.2 the board of directors and/or management of the Borrower is wholly or partially removed or the authority of the Borrower in the conduct of its business is wholly or partially curtailed; or

            33.17.3 any of the Shares or any part of the Borrower's undertaking, rights, revenues or assets are or is seized, nationalised, expropriated, requisitioned or acquired; or

      33.18 Ownership of the Borrower

            The Shareholder shall cease to own and control the voting power attributable, either directly or indirectly, to all (100%) of the issued share capital, or voting share capital of the Borrower until the Facilities Discharge Date; or

      33.19 Cessation of Borrower's business

            The Borrower ceases to carry on the whole or substantial part of its business or stops or suspends payment of its debts or proposes or enters into any composition, scheme, compromise arrangement with or for the benefit of its creditors generally or any class of them;

      33.20 Security Invalidity or Challenge

            The Security or any part thereof shall for any reason cease to be in full force and effect under any applicable Law or is alleged by the Borrower or the Secured Asset Entities to be ineffective or the Security or any part thereof otherwise ceases to constitute valid, first-ranking security in respect of the relevant asset(s) or revenue and the Borrower fails to restore the Security within 10 business days of being required to do so by the Lender or such longer period as the Lender may agree; or

      33.21 Environmental claims

            A third party (including a regulatory authority) takes any action or makes any claim against the Borrower and/or any of the Secured Asset Entities under any Environmental Law, including any rehabilitation or remedial action (in particular in relation to contaminated land) or the revocation, suspension, variation or non renewal of any Environmental Approval, which action or claim could:-

            33.21.1 have a Material Adverse Effect; or

            33.21.2 such action or claim is for an amount in excess of USD
                    500,000, or such action or claim causes the aggregate of

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                  aforementioned actions or claims over the then past year to exceed USD 500,000;

            and the Borrower fails to settle or satisfy (or fails to cause a similar result of ) the action or the claim within 10 business days after having become aware thereof or fails to have the action or claim withdrawn (or fails to cause a similar result) by the said third party within 10 business days after it came to the attention of the Borrower; or

      33.22 Other events

            Any other breaches, events or series or combination of breaches, events or circumstances occur which has or have or may have a Material Adverse Effect; or

      33.23 Other specific Events of Default

            Any other breach or event that is expressed in the Finance Documents to constitute an Event of Default.

34.   CONSEQUENCES OF EVENTS OF DEFAULT

      34.1 The occurrence of an Event of Default shall constitute a material breach of each of the Finance Documents.

      34.2 Upon the occurrence of any Event of Default then, without prejudice to such other rights or remedies which the Lender may have in terms of any other agreements or at Law, the Lender may upon notice to the
            Borrower:

            34.2.1 claim immediate payment of all amounts (including, without limitation, all principal, interest, costs, charges, Breakage Costs) owing (whether due or payable or not) by the Borrower to the Lender, all of which shall be and become forthwith due and payable, and/or

            34.2.2 place all or any part of the Advances (together with accrued interest and all other amounts due to the Lender by the Borrower under the Finance Documents) on demand, whereupon they shall immediately become payable on demand and at any time thereafter:-

                  34.2.2.1 make any further amendment to the repayment
                           obligations relating to such Advances; and/or

                  34.2.2.2 demand repayment of all or part of the Advances
                           placed on demand together with accrued interest and any other amounts then payable under the Finance

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                    Documents (including, without limitation, Breakage Costs due under the Finance Documents); and/or

            34.2.3 decline to pay out any amounts then un-drawn under the Facilities; and/or

            34.2.4 cancel one or more or all of the Finance Documents in whole or in part; and/or

            34.2.5 claim payment of such damages, costs and other amounts incurred in consequence of such Event of Default from the Borrower; and/or

            34.2.6 take all steps which the Lender considers desirable to enforce the Security; and/or

            34.2.7  become the sole signatory to each of the Accounts; and/or

            34.2.8 either temporarily or permanently, suspend the operation of part or all of the provisions of Section 5 and/or operation of part or all of the provisions of the Assignment of Accounts; and/or

            34.2.9 instruct the Account Bank not to permit the withdrawal of any amount from the Accounts without the Lender's further instructions; and/or

            34.2.10 instruct the Account Bank to pay to the Lender all or any amount credited to all or any of the Accounts

                  34.2.10.1 for application in accordance with the Loan
                            Agreements; and/or

                  34.2.10.2 towards reduction of amounts payable by the Borrower under the Finance Documents to the Lender; and/or

                  34.2.10.3 towards other payments payable by the Borrower.

      34.3 Nothing in this clause shall entitle the Lender to recover, in respect of the rights and remedies granted to the Lender under this clause which constitute penalty stipulations, both the penalties and damages, provided should such rights and remedies constitute penalty stipulations then the Lender shall be entitled to recover damages in lieu of the penalties;

      34.4 If an Event of Default has occurred and the Lender is exercising or have exercised any of their rights and remedies under any one or more of clauses 34.2.1 to 34.2.10 then the Lender may at any time whilst any

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            Event of Default is continuing and unremedied, elect to exercise any of their other rights 34.2.1 to 34.2.10.

                             SECTION 8 - THE LENDER

35.   LENDER'S ADVANCES

      Subject to the provisions of this CTA and the Facility Agreements, the Lender shall make Advances to the Borrower in accordance with the provisions of the Loan Agreements.

36.   DRAWDOWNS

      36.1  INITIAL DRAWDOWN

            The obligation of the Lender to make the first Advance under the Facility Agreements is subject to the fulfilment of the conditions precedent provided for in Section 4.

      36.2  SUBSEQUENT DRAWDOWNS

            After the drawdown of the first Advance, the obligation of the Lender to make any Advance under any of the Facility Agreements is subject only to:

            36.2.1 the Lender having received the requisite Drawing Notice in accordance with the provisions of the relevant Facility Agreement;

            36.2.2 the Borrower having complied with any additional conditions to draw down which are mentioned in the Facility Agreement concerned; and

            36.2.3 the absence of any continuing and unremedied Potential Event of Default or continuing and unremedied Event of Default.

      36.3  EXTENSION AND WAIVER

            Subject to any other provisions of this CTA, the Lender shall be entitled to -

            36.3.1 extend the relevant period for fulfilment of any or all of the conditions; and

            36.3.2 waive fulfilment of any or all of the conditions

            referred to in clauses 36.1 and 36.2 above.

      36.4  CONDITIONS FOR THE BENEFIT OF THE LENDERS

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                  The conditions contained in clause 36.1 and 36.2 are expressed to be for the benefit of the Lender.

      36.5  DRAW STOP NOTICES

            36.5.1 Should the Lender not be satisfied that the conditions to drawdown set out in clause 36.2 have been fulfilled or waived, the Lender shall issue a Draw Stop Notice under this clause 36.5, and if it does so, shall furnish a copy thereof together with a statement of the reasons for doing so to the Borrower.

            36.5.2 Upon the issue of a Draw Stop Notice, the Lender's
                   obligations under the Facility Agreements to honour any Drawing Notice or make any Advance shall be excused.

            36.5.3 The Borrower shall be entitled, immediately upon the events or impediments giving rise to the issue of the Draw Stop Notice having ceased to exist or having been removed, to issue a new Drawing Notice in terms of the relevant Facility Agreement.

            36.5.4 The Lender may, at the request of the Borrower, withdraw any
                   Draw Stop Notice. Should the Lender decide to do so, it shall notify the Borrower and, in that event, any time periods referred to in this clause 36.5 and in the Drawing Notice shall run from the date of such notification.

37.   BORROWER'S INDEMNITY IN FAVOUR OF THE LENDER

      37.1 The Borrower hereby indemnifies the Lender against and undertakes to pay the Lender, on presentation to it of an invoice from a third party or, where there is no invoice from a third party, other evidence to the Borrower's reasonable satisfaction, any cost, claim, loss, damages, expense (including legal fees) or liability which the Lender may sustain or incur as a result of a claim by such third party against the Lender arising out of any breach by the Borrower in the performance of any of its obligations under any agreement to which the Lender is not a party.

      37.2 If any legal action is brought or claim is made against the Lender and the Lender is entitled to be indemnified pursuant to clause 37.1,

            37.2.1 the Lender shall notify the Borrower promptly of such claims or any such threatened claims and take such action (at the Borrower's expense) as the Borrower reasonably directs;

            37.2.2 the Borrower shall be entitled at its own expense to defend, have conduct of, or settle any such action or claim;

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            37.2.3 the Lender shall be entitled to engage its own legal counsel
                   (at the cost of the Borrower) and the Lender shall co-ordinate its defence with that of the Borrower;

            37.2.4 the Borrower shall provide all necessary clerical, accounting or legal assistance for the conduct of the proceedings;

            37.2.5 if the Borrower fails to defend, deal with or negotiate any such action or claim diligently, the Lender may, after first giving the Borrower reasonable notice to so act, settle such action or claim without the consent of the Borrower and without relieving the Borrower of the obligation to indemnify the Lender as provided in clause 37.1.

      37.3 The Lender shall not be obliged to defend, settle or compromise any proceedings but will not do nor omit to do anything which prejudices the rights or ability of the Borrower to defend, settle or compromise any such claim.

38.   APPOINTMENT OF LENDER'S ADVISERS

      38.1 During the term of the Finance Documents, the Lender shall be entitled from time to time to appoint one or more Lender's Advisers as may be reasonably required to advise upon or protect the Lender's rights and obligations under the Finance Documents. Without limiting the aforegoing, the Lender shall be entitled to appoint any Lender's Adviser (at the Borrower's cost):-

            38.1.1 upon the occurrence of a Potential Event of Default or Event of Default; or

            38.1.2 should further Security need to be taken by the Borrower, as described in the Facility Agreements, prior the making of or as a condition precedent to the making of an Advance, or

            38.1.3 should any variation, consent or approval relating to any of the Finance Documents or any related documents be required.

      38.2 The agreed or, failing agreement, the reasonable fees, disbursements or expenses of the Lender's Advisers shall be paid by the Borrower on presentation of an invoice to it or, where there is no invoice, other evidence to the Borrower's reasonable satisfaction.

      38.3 In addition, the Borrower shall on demand pay to, or at the direction of, the Lender, all fees and expenses (including legal expenses on the attorney and own client scale (or an analogous scale in other jurisdictions) and out-of-pocket expenses), charges and expenses of a like nature, including all Taxes, incurred by the Lender acting in accordance with its rights and

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            obligations under the Finance Documents, in preserving, enforcing or defending, or attempting to preserve, enforce or defend, any of their rights under the Finance Documents against the Borrower.

39.   DAMAGES CLAIMABLE BY THE LENDER

      Where in the Finance Documents, the Lender is entitled to claim damages from the Borrower such damages shall include, (to the extent the Lender is able to prove that they have suffered such damages) -

      39.1 sums paid or payable on account of any funds borrowed in order to carry any unpaid amount; and

      39.2 any loss which may be incurred in liquidating or deploying deposits; and

      39.3 all commitment fees, as defined in the Finance Documents, accrued to the date of exercise by the Lender of any of the rights in terms of clause 34 of this CTA; and

      39.4 any other amount due or to become due to them under the Finance Documents, including, without limitation, Breakage Costs due under the Finance Documents.

40.   ILLEGALITY

      40.1 Where at any time the introduction, imposition or variation of any Law or any change in the interpretation by a relevant authority or court of competent jurisdiction in any country applicable to the Lender (for the purposes of this clause referred to as "Competent Authority") thereof -

            40.1.1 makes it unlawful or impossible without breaching such Law for the Lender to -

                  40.1.1.1 allow all or part of its participation in amounts outstanding under the Finance Documents to remain outstanding; or

                  40.1.1.2 to fund all or part of its participation in a
                           drawdown under the Finance Documents; or

                  40.1.1.3 to carry out all or any of the Lender's other
                           obligations under the Finance Documents; or

                  40.1.1.4 to charge or receive interest as specified under the relevant Loan Agreements;

            40.1.2 then:

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                  40.1.2.1 the Lender shall notify the Borrower and the Lender's obligation to lend under the Loan Agreements or any of them shall forthwith be cancelled to the extent necessary to cure such illegality or impossibility; and

                  40.1.2.2 the Borrower shall, within 3 business days of being so notified or 3 business days prior to such unlawfulness or impossibility coming into effect (whichever is later) prepay to the Lender the amount owing to the Lender under the affected Finance Document (including, without limitation, any sum payable under clauses 34 and 37 above) together with any and all interest, commitment fees accrued to the date of such cancellation in respect of the portion of the Finance Documents cancelled and any amounts which become due to the Lender from the Borrower under the Finance Documents as a result of the payment or prepayment by the Borrower to the Lender in terms of the provisions of this clause 40, including but not limited to Breakage Costs.

      40.2 Where such illegality relates to the repayment of amounts outstanding under the Facility B Loan Agreement by the issue of Shares, as described in that agreement, then the Borrower shall be obliged to repay such facility in cash.

41.   INCREASED COSTS

      41.1  If by reason of:

            41.1.1 any change in law; and/or

            41.1.2 any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions and/or financial service companies) of any central bank or any other fiscal, monetary, regulatory or other authority; and/or

            41.1.3 any change in banking practice, as it affects or is applied generally by any financial institution; and/or

            41.1.4 a requirement or a request by any statutory or monetary authority, to pay Taxes, levies or other amounts whatsoever or to maintain special deposits or reserve assets, in addition to those currently paid or maintained or reserved by the Lender; and/or

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            41.1.5 any compliance by the Lender with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements) in respect of this CTA in addition to those anticipated by the Lender; and/or

            41.1.6 any compliance by the Lender with any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of the capital to be allocated to the amount advanced under this CTA or of a change of weighting of the commitment under this CTA, and/or

            41.1.7 maintain special deposits or reserve assets, in addition to those currently paid or maintained or reserved by the Lender,

            there are any increased costs, then the Borrower shall forthwith on demand pay the Lender the amount of any increased costs incurred by the Lender (whether by way of an increase in Margin or otherwise).

      41.2 The Lender shall provide the Borrower such reasonable details as to how such increased cost has been suffered, provided that it shall not be under any obligation under this clause to disclose any information relating to its affairs or to that of any financier, which it in its sole and absolute discretion determines is confidential, commercially sensitive or the disclosure of which would be contrary to any of its usual policies and no failure to disclose any such information shall limit its rights hereunder.

      41.3 The obligation on the part of the Borrower to pay taxes in terms of clause 41.1.4 (whether retrospective or not) shall survive the expiry or early termination of the last of the Finance Documents for a period of 3 (three) years after the date of final assessment has been issued to the Lender in respect of the Finance Documents, which cannot be revised by the relevant authorities.

      41.4 Clause 41.1.1 shall not apply to any increased cost attributable to any change in the rate of tax on the overall net income of the Lender.

42.   DECREASE IN COSTS

      Should any of the circumstances mentioned in clauses 41.1.1 to 41.1.7, result in:-

      42.1 a decrease in the cost to such Lender of making or maintaining the Facilities; or

      42.2 decrease the cost to such Lender of making or maintaining Advances or holding the Security under the Finance Documents; or

      42.3 increase the amount of any sum received or receivable by such Lender under any of the Finance Documents,

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            in a manner or amount which is not already accounted for or provided for in this CTA or in any Facility Agreement, then the Lenders shall, if so required by the Borrowers, credit the Borrower with an amount or amounts which would place the Lender concerned in no worse and no better financial position after taking into account such decreased cost or increase in amount received. Such credit may be effected by way of a reduction in Margin or otherwise.

43.   DEDUCTIONS OR WITHHOLDINGS REQUIRED BY LAW

      43.1 If any deduction or withholding from any payment by the Borrower to the Lender under the Finance Documents is required by Law, then the Borrower shall, if so required by the Lender affected by the such deduction or withholding, pay to the Lender, when the payments which are subject to such deduction or withholding are due, such additional amount so that the net amount received by the Lender, is equal to the full amount which would have been received by the Lender if such deduction or withholding was not made.

      43.2  The Borrower shall:

            43.2.1 ensure that the deduction or withholding does not exceed the minimum amount legally required;

            43.2.2 pay to the relevant taxation or other authorities within the period for payment permitted by Law, the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this clause 43.2.2); and

            43.2.3 furnish to the Lender either:

                  43.2.3.1 an official receipt of the relevant taxation or other authorities involved in respect of all amounts so deducted or withheld; or

                  43.2.3.2 if such receipts are not issued by the taxation or other authorities concerned on payment to them of amounts so deducted or withheld, a certificate of deduction or withholding signed by the Managing Director of the Borrower.

      43.3 If payment of the deduction or withholding by the Borrower to the relevant taxation or other authorities in terms of this clause 43 -

            43.3.1 causes the Lender to receive a corresponding refund or credit from the relevant taxation or other authorities of an amount

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                   which is directly attributable to the amount deducted or
                   withheld; and

            43.3.2 places the Lender in a better financial position than it or they would have been had the provisions of this clause 43 had not applied;

            then the Lender shall, to the extent permitted by Law, repay to the Borrower an amount or amounts which would place the Lender in no worse and no better financial position after taking account of the refund or credit referred to above.

44.   SET-OFF BY THE LENDER

      44.1 The Lender may, without prior notice to the Borrower, apply any credit balance (whether or not then due and in whatever currency) which is at any time held by any office or branch of the Lender for the account of the Lender in or towards satisfaction of any sum then due and payable from the Borrower under the Finance Documents and in respect of which a default in payment has occurred.

      44.2 For the purposes of exercising any rights under this clause 44, or any rights under the general law, the Lender may convert or translate all or any part of any such a credit balance into another currency applying a rate which in its opinion fairly reflects prevailing rates of exchange.

      44.3 The Lender is not obliged to exercise any of its rights under this clause 44, which shall be without prejudice and in addition to any rights under the general law.

      44.4 In this clause 44 "rights under the general law" means any right of set-off, combination or consolidation of accounts, lien or similar right which the Lender has under any applicable law.

45.   ASSIGNMENT BY THE LENDER

      Save as stated in clause 15.5 of the Facility B Loan Agreement, the Lender may not assign or transfer all or any of its rights and obligations under any of the Finance Documents to any party without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. The Borrower will enter into all documents specified by the Lender to be necessary to effect any such assignment or transfer.

                     SECTION 9 - GENERAL AND INTERPRETATION

46.   INTERPRETATION AND OTHER GENERAL TERMS OF THIS LOAN AGREEMENT

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      46.1  GENERAL APPLICATION OF THIS CLAUSE

            Each of the provisions of this Section 9 shall -

            46.1.1 apply to all the parties to the Finance Documents as fully and effectually as if these provisions had been incorporated in those agreements; and

            46.1.2 come into force (notwithstanding the provisions of clause 13)
                   upon signature of this CTA and shall survive and continue to bind the parties to the Finance Documents upon the termination for whatever reason of the Finance Documents.

      46.2  INTERPRETATION

            46.2.1 Clause and paragraph headings in the Finance Documents are for purposes of reference only and shall not be used in interpretation.

            46.2.2 In the Finance Documents, unless the context clearly indicates a contrary intention,

                  46.2.2.1 any word connoting:

                        46.2.2.1.1 any gender includes the other two genders;

                        46.2.2.1.2 the singular includes the plural and vice
                                   versa;

                        46.2.2.1.3 natural persons includes juristic persons and
                                   vice versa.

                  46.2.2.2 subject to clause 46.3, when any number of business days (or days) is prescribed for the calculation of interest such number shall include the first and exclude the last business day (or day) but for all other purposes such number shall exclude the first and include the last business day (or day);

                  46.2.2.3 a reference to an enactment is a reference to that enactment as at the date of signature hereof and as amended or re-enacted from time to time.

            46.2.3 Any reference in any of the Finance Documents to any document or agreement shall be construed as a reference to that document or agreement as the same may have been, or may be, from time to time, amended, supplemented, restated, novated,


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                  ceded, delegated or replaced in accordance with its terms and the terms of the Finance Documents.

      46.3  CALCULATION OF INTEREST

            Unless otherwise stated in a Finance Document

            46.3.1 Interest payable in terms of the Finance Document shall be calculated on the basis of actual days elapsed (counting the first day of the relevant interest period but not counting the last day of that interest period) and a year of 360 days;

            46.3.2 Notwithstanding the above provisions of this clause 46.3, if any Interest Period (as defined in the Facility Agreements) ends on a day which is not a business day, such Interest Period shall be extended to the next business day unless that would extend that Interest Period into the next following calendar month, in which event that Interest Period shall be shortened so as to end on the immediately preceding business day.

      46.4  CERTIFICATES

            A certificate signed by or on behalf of the Lender as to the existence and amount of the Borrower's Indebtedness under any of the Finance Documents at any time, as to the fact that such amount is due and payable, as to the rate of interest and the amount of any interest payment and as to any other fact, matter or thing relating to the Borrower's Indebtedness shall be, in the absence of manifest error, rebuttably presumed to be proof of the contents and correctness thereof and of the amount of the Borrower's Indebtedness for the purposes of provisional sentence of summary judgment or any other proceedings against the Borrower in any competent court and shall be valid as a liquid document for such purpose.

            It shall not be necessary to prove the appointment or authority of the person signing such certificate, which certificate shall be deemed to be sufficient particularity for the purposes of pleading or trial in any action or other proceedings instituted by the Lender against the Borrower.

      46.5  RIGHTS, CUMULATIVE, WAIVERS

            46.5.1 The respective rights and remedies of the Borrower, the
                   Lender and the Lender under the Finance Document are cumulative, may be exercised as often as the holder of such rights consider appropriate and are in addition to and not exclusive of their respective rights and remedies in law.

            46.5.2 No failure or delay on the part of the Lender to exercise any power, right or remedy under any of the Finance Documents

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                   shall operate as a waiver thereof nor shall any single or
                   partial exercise by it of any power, right or remedy preclude any other or further exercise thereof or the exercise of any power, right or remedy.

            46.5.3 The rights and remedies of the Borrower and the Lender whether arising any of the Finance Documents or in common law shall not be capable of being waived or varied otherwise than by an express waiver in writing.

            46.5.4 The waiver by any party of any breach of the terms or conditions of any of the Finance Documents by any other party shall not prejudice any remedy of the waiving party in respect of any continuing or other breach of the terms and conditions of any thereof unless such waiver was expressly made in respect of such continuing breach.

      46.6  TERMINATION NOT TO PREJUDICE ACCRUED RIGHTS

            The expiry or termination of any of the Finance Documents shall not prejudice the rights of any party thereto in respect of any antecedent breach or non-performance by any party of any of the terms or conditions hereof.

      46.7  ENGLISH LANGUAGE

            All notices or communications under or in connection with the Finance Documents shall be in the English language.

      46.8  SEVERABILITY

            If any one or more of the provisions of any of the Finance Documents shall be declared or adjudged (formally or informally) by competent authority to be illegal, invalid or unenforceable under any Law applicable:

            46.8.1 That provision shall be deemed for all purposes to be severable from all the other provisions of the Finance Document, which provisions shall continue in force unaffected;

            46.8.2 The Finance Document thus continuing shall (subject and without prejudice to any appeal to higher authority as to the status of that provision) exclude the offending provision but, if such deletion substantially affects or alters the commercial basis of the affected or any other Finance Document, then the Finance Documents including such provision shall be amended in such manner as the parties in good faith agree which will, while not being void or unenforceable, most nearly achieve the object of the allegedly void or unenforceable provisions.

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      46.9  PERFORMANCE OF FURTHER ACTS REQUIRED BY LAW

            The Borrower and the Lender shall perform (or procure the performance of) all further acts and things, and execute and deliver (or procure the execution and delivery of) such further documents, as may be required by Law or as may be necessary or desirable to implement and/or give effect to the Finance Documents and the transactions contemplated thereby.

      46.10 GOVERNING LAW

            The Loan Agreements shall be governed by and interpreted according to the Laws of South Africa.

      46.11 JURISDICTION

            46.11.1 The parties irrevocably agree that the Witwatersrand Local
                    Division of the High Court of South Africa shall have jurisdiction to hear and determine a suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with any of the Finance Documents and for such purposes hereby irrevocably submit to the jurisdiction of such court.

            46.11.2 Nothing contained in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not (unless precluded by applicable law).

      46.12 COUNTERPARTS AND PLACE OF CONCLUSION OF AGREEMENT

            46.12.1 The Finance Documents may be executed in several
                    counterparts each of which when read together, shall constitute one and the same document. The Borrower shall provide its counterparts to the Lender upon request.

            46.12.2 If any Finance Document is to be signed between the Lender and the Borrower at different places, such Finance Document will be concluded at the place where the party first signing that Finance Document receives a copy of that Finance Document bearing the signatures of both parties. Receipt of such documents by any director of the party first signing same, shall be sufficient for the purposes of this clause, notwithstanding that the Finance Document may have been signed by one or more directors of that party.

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            46.12.3 The provisions of clause 46.12.2 shall be binding on the
                    Borrower and the Lender, notwithstanding anything to the contrary contained in clause 46.12.1, clause 46.16 (Notices) and in any similar notice or domicilium clause in any other Finance Document between the Borrower and the Lender.

      46.13 AMENDMENTS NOT EFFECTIVE UNLESS IN WRITING

            No addition to, variation of or agreed cancellation of the Finance Documents shall be of any force or effect unless in writing and signed by or on behalf of the parties and then such modification, waiver or cancellation or consent shall be effective only in the specific instance in respect of which it was expressed to be effective and only for the purpose and to the extent for which made or given.

      46.14 CONFIDENTIALITY

            46.14.1 Confidential Information

                  Each of the parties to the Finance Documents agrees, for itself and its respective directors, officers, employees, servants and agents, to keep confidential and not to disclose to any Person (save as hereinafter provided) any confidential or proprietary information (including, without limitation, the Finance Documents and all related documents, computer records, specifications, formulae, evaluations, methods, processes, technical descriptions, reports and other data, records, drawings and information and any information in respect of the business operations or affairs of any party to the Finance Documents) provided to or acquired by it pursuant to or arising from the terms or performance of the Finance Documents (including without limitation any such documents or information supplied in the course of proceedings under the disputes resolution procedure under any Finance Document or during any negotiations of any Finance Document) (together the "Confidential Information").

            46.14.2 Exceptions

                  Notwithstanding clause 46.14.1 above, any of the parties to the Finance Documents, shall be entitled to disclose the whole or any part of the Confidential Information:

                  46.14.2.1 to any assignee or transferee or any prospective assignee or transferee or any other Person with whom it may enter contractual obligations in relation to funding or supporting its commitments under any Finance Documents, any of its or their respective

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                            directors, officers, employees, servants,
                            subcontractors, agents, auditors or Lender's
                            Advisers to the extent necessary to enable it or them to perform (or to cause to be performed) or to enforce any of its or their rights or obligations under the Finance Document and all related documents or (as the case may be) to assess whether or not to become the Lender provided that the recipient of such information enters into a similar undertaking to that contained in this clause 46.14; or

                  46.14.2.2 when required to do so by Law; or

                  46.14.2.3 to the extent that the Confidential Information has, except as a result of breach of confidentiality, become publicly available or generally known to the public at the time of such disclosure; or

                  46.14.2.4 to the extent that the Confidential Information is already lawfully in the possession of the recipient or lawfully known to him prior to such disclosure; or

                  46.14.2.5 to the extent that it has acquired the Confidential
                            Information from a third party who is not in breach of any obligation as to confidentiality to the other party; or

                  46.14.2.6 to the extent permitted by the Finance Documents, or any related documents; or

                  46.14.2.7 to the extent that any of the parties wishes to use any non-commercially sensitive Confidential
                            Information for the purposes of marketing and/or promotion of its business activities.

            46.14.3 The determination of whether information is Confidential
                    Information shall not be affected by whether or not such information is subject to, or protected by, common law or statute related to copyright, patent, trademarks or otherwise.

            46.14.4 Restrictions on disclosure and use of confidential information

                  46.14.4.1 The parties to the Finance Document agree and
                            undertake:

                        46.14.4.1.1 Except as permitted by this clause, not to
                                    disclose or publish any Confidential
                                    Information in any manner, for any

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                                    reason or purpose whatsoever without the
                                    prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of the other party and provided that in the event of the Confidential Information being proprie-tary to a third party, it shall also be incumbent upon the party wishing to disclose such information to obtain the consent of such third party;

                        46.14.4.1.2 Except as permitted by this clause, not to
                                    utilise, employ, exploit or in any other manner whatsoever use the Confidential Information for any purpose whatsoever without the prior written consent of the other party, which consent may be withheld in the sole and absolute discretion of the other party and provided that in the event of the Confidential Information being proprietary to a third party, it shall also be incumbent upon the party wishing to disclose such information to obtain the consent of such third party;

                        46.14.4.1.3 To restrict the dissemination of the
                                    Confidential Information to only those of the personnel who are actively involved in activities for which use of Confidential Information is authorised and then only on a "need to know" basis and the parties shall initiate, maintain and monitor internal security procedures reasonably acceptable to each other to prevent unauthorised disclosure by the personnel;

                        46.14.4.1.4 To take all practical steps, both before and
                                    after disclosure, to impress upon the
                                    personnel who are given access to
                                    Confidential Information the secret and
                                    confidential nature thereof.

            46.14.5 Title to confidential information

                  All Confidential Information disclosed by either party to the other or, subject to 46.14.2.4 and 46.14.2.5, which otherwise

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                  comes to the knowledge of either party, is acknowledged by that party:-

                  46.14.5.1 To be proprietary to the other party or where
                            applicable, the relevant third party proprietor; and

                  46.14.5.2 Not to confer any rights of whatsoever nature in such Confidential Information on the other party.

            46.14.6 Standard of care

                  The parties shall protect the Confidential Information in the manner, and with the endeavour of a reasonable person protecting their own Confidential Information. In no event will either party use less than reasonable efforts to protect the confidentiality of the Confidential Information.

            46.14.7 Return of confidential information

                  46.14.7.1 Either party may at any time on written request to the other party, require that party to immediately return to the first mentioned party, any Confidential Information and may, in addition, require material containing, pertaining to or relating to the Confidential Information and may require that the other party furnish a written statement to the effect that upon such return, it has not retained in its possession or under its control, either directly or indirectly, any such Confidential Information or material.

                  46.14.7.2 Alternatively to clause 46.14.7.1, either party
                            shall, as and when required by the other party on written request from the proprietor of the Confidential Information, destroy all such Confidential Information and material and furnish the other party with a written statement to the effect that same has been destroyed.

      46.15 REMEDIES

            46.15.1 Without prejudice to any other rights and remedies that an aggrieved party would have, each of the parties agrees that, where damages are not or would not be an adequate remedy for any breach of the Finance Documents, the aggrieved party shall be entitled to the remedies of interdict or specific performance to the extent practical and suitable in the relevant circumstances.

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            46.15.2 No party shall have any remedies against any other party arising out of termination of the Finance Document save for the remedies specified in this CTA.

      46.16 NOTICES

            46.16.1 Each party chooses as its address for purposes under the
                    Loan Agreements ("chosen address") of serving any court process or documents, as follows, it being recorded that for valid service on the Lender, a copy of any document served must be served on both addresses mentioned below, with service taking place on the later of such dates of service:-

                    THE LENDER           7th Floor
                                         Harbour Front Building,
                                         John Kennedy Street, Port
                                         Louis,
                                         Mauritius,

                                         With a copy to:-
                                         Resource Finance
                                         100 Grayston Drive
                                         Sandown
                                         Sandton

                                         South Africa
                                         Grosvenor House
                                         66/67 Athol Street
                                         Douglas

                    THE BORROWER         Isle of Man

            46.16.2 Each party chooses as its address for purposes under the
                    Loan Agreements ("chosen address"), of giving any notice, or making any other communications of whatsoever nature and for any purpose arising from the Finance Documents (other than as stated in clause 46.16.2 and the aforegoing provisions of this clause) ("notice"), as follows:-

                    THE LENDER        Resource Finance
                                      100 Grayston Drive
                                      Sandown
                                      Sandton

                                      South Africa

                    THE BORROWER      DRD Building


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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

                                                          45 Empire Road
                                                          Parktown
                                                          Johannesburg

            46.16.3 Any notice required or permitted under this clause shall be valid and effective only if in writing.

            46.16.4 Any party may by notice to the other parties change its chosen address to another physical address and such change shall take effect on the seventh day after the date of receipt by the party who last receives the notice.

            46.16.5 Any notice to a party delivered by hand to a responsible person during ordinary business hours at its chosen address, shall be deemed to have been delivered and received on the date of delivery.

            46.16.6 Notwithstanding anything to the contrary herein, a written notice actually received by a party, including a notice sent by telefax or email ("the first notice"), shall be an adequate notice to it notwithstanding that it was not sent or delivered to its chosen address or in the manner envisaged in clause 46.16.5, provided that, within the next three succeeding business days,

                  46.16.6.1 the Person to whom the notice was sent acknowledges receipt of the first notice; or

                  46.16.6.2 a copy of the first notice is delivered to the
                            chosen address, accompanied by a notice giving the following particulars:

                        46.16.2.2.1 where the first notice was sent by telefax
                                    or e-mail, the date and time of despatch and the telefax number or e-mail address to which it was sent; and

                        46.16.2.2.2 where the first notice was delivered in a
                                    manner other than by telefax or e-mail, the manner of delivery, the date on which it was delivered, the person by whom it was received and where it was received.

      46.17 MISCELLANEOUS

            46.17.1 Entire agreement

                                Page of 49 of 49
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                    The Finance Documents and all appendices thereto,
                    constitutes the sole record of the agreement between the parties with regard to the subject matter hereof. No party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded in the Finance Documents.

            46.17.2 Failure, delay, relaxation, approvals

                  46.17.2.1 No failure, delay, relaxation or indulgence on the part of any party in exercising any power, right or remedy conferred on such party under the Finance Documents or by common law shall operate as a waiver of such power, right or remedy nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercises thereof or the exercise of any other power, right or remedy of such party.

                  46.17.2.2 An approval or consent given by a party under the
                            Finance Documents shall only be valid if in writing and shall not relieve the other party from responsibility for complying with the requirements of the Finance Documents nor shall it be construed as a waiver of any rights under the Finance Documents except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in the Finance Documents.

            46.17.3 Performance or observance subsequent to termination or expiration

                    Any provision of the Finance Documents which contemplates performance or observance subsequent to any termination or expiration of the Finance Documents shall survive any termination or expiration of the Finance Documents and continue in full force and effect.

            46.17.4 Successors, Transferees and Assigns

                    Any reference in the Finance Documents to the Lender (in any capacity), the Borrower or any other Person shall be construed so as to include their respective permitted successors, transferees and assigns.

            46.17.5 The rule of interpretation that a written agreement shall be interpreted against the party responsible for the drafting or preparation of that agreement shall not apply.

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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

            46.17.6 If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement.

            46.17.7 The eiusdem generis rule shall not apply and accordingly, whenever a provision is followed by the word "including" and specific examples, such examples shall not be construed so as to limit the ambit of the provision concerned.

            46.17.8 Where any term is defined within the context of any particular clause in the Finance Documents, then, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, the term so defined shall bear the meaning ascribed to it for all purposes in terms of the Finance Documents, notwithstanding that that term has not been defined in the definition clause.

            46.17.9 Any reference in any Finance Document to a clause, an
                    Appendix, a Schedule is to a clause of, an Appendix to, a Schedule to that Finance Document unless the context requires otherwise.

            46.17.10 Approvals And Consents

                    An approval or consent given by a party under the Finance Documents shall only be valid if in writing and shall not relieve the other party from responsibility for complying with the requirements of the Finance Documents nor shall it be construed as a waiver of any rights under the Finance Documents except as and to the extent otherwise expressly provided in such approval or consent, or elsewhere in the Finance Documents.

            46.17.11 Provision of Information

                    The Lender may validly act on all information, instructions and requests provided to it by the Borrower, without any liability or responsibility to verify or check the accuracy of such information.

Signed at           on                                     2004 at _______ am/pm

                                 Page 51 of 51
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COMMOM TERMS AGREEMENT                                            EXECUTION COPY

INVESTEC BANK (MAURITIUS) LIMITED

                                 Page 52 of 52
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Signed at         on                                       2004 at _______ am/pm

/s/ M.M. Wellesley-Wood
-------------------------------------------
DRD (ISLE OF MAN) LIMITED

Signed by [    ] , a director,duly authorised for and on behalf of DRD (Isle of
Man) Limited.

As Witness: _______________________
            _______________________ (name)

Signed at         on                                       2004 at _______ am/pm

/s/ J. Cowleared
-----------------------------
DRD (ISLE OF MAN) LIMITED

Signed by [    ] , a director, duly authorised for and on behalf of DRD (Isle of Man) Limited.

As Witness: _______________________
            _______________________  (name)

                                 Page 53 of 53
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APPENDIX 1                                                        EXECUTION COPY

                                   APPENDIX 1

            CONDITIONS PRECEDENT TO FINANCIAL CLOSING FOR FACILITY A

1.    CORPORATE DOCUMENTS AND AUTHORISATIONS

      The Lender shall have received a certificate in respect of -

      1.1   the Borrower, in the form set out in Appendix 7;

      1.2 each of the Secured Asset Entities as at the Signature Date in the form set out in Appendix 7 (and signed by the persons mentioned therein) or such other form as may be approved by the Lender;

      each of which certificates shall have been duly completed in all respects; and shall have attached to it (duly initialled by the signatories to the certificate) the documents referred to in the certificate, including the requisite Memorandum and Articles of Association (together with evidence that the same have been duly registered at the Office of the Registrar of Companies) or other founding documents and the board and other resolutions and/or relevant powers of attorney approving the Finance Documents to which the Borrower or counter party (as the case may be) is a party and all transactions contemplated thereby.

2.    FINANCE DOCUMENTS

      The Lender shall have received originals of each of the Finance Documents, duly executed by each of the parties thereto.

3.    OTHER DOCUMENTS

      3.1 The Lender shall have received copies, certified as true copies by an authorised officer of the Borrower, of all resolutions, instructions, and signature authorities relating to all Accounts.

      3.2 The Lender shall have received originals or certified copies of each of the following (duly executed by the parties thereto) and be satisfied with the terms contained in or form of:

            3.2.1 A copy of the latest annual report of Emperor Mines Limited;

            3.2.2 the share certificates in respect of all the shares (of any type and nature) owned by the Borrower in DRD Porgera Limited and in Tolukuma Gold Mines Limited as at Financial Closing for Facility A;

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            3.2.3 Transfer forms (in number specified by the Borrower) signed by the Borrower with the name of the transferee and the consideration and date left blank, in respect of the current shares of each of the companies listed in clause 2.58.1.1 to 2.58.1.3, both inclusive;

            3.2.4 Transfer forms (in number specified by the Borrower) signed by the Borrower with the name of the transferee and the consideration and date left blank, in respect of the future shares of each of the companies listed in clause 2.58.1.1 to 2.58.1.3, both inclusive, such transfers to include those mentioned in the Equitable Mortgage of Shares;

            3.2.5 A certificate from the Borrower acknowledging receipt of the
                  Finance Documents, in accordance with the provisions clause 46.12.2;

            3.2.6 Two original transfer forms, duly signed by the Borrower in blank, in respect of all the shares in Emperor Mines Limited held by the Borrower, such forms are entitled "Australian Standard Transfer Form" and "SRA 15" respectively (and the Lender is hereby authorised to sign and execute same if needed);

            3.2.7 A written undertaking from ANZ Nominees Limited in favour of
                  Investec that it will comply with the Sponsorship Agreement, in particular clause 5 thereof; and

            3.2.8 The original written instruction and direction by the Borrower irrevocably instructing and directing Computershare Investor Services Pty Limited not to deal or accept any instructions from the Borrower (for the next 14 days after the Signature Date of this CTA) in relation to its current shareholding in Emperor Mines Limited without the prior written consent of the Lender, save that such consent shall not be needed for any steps taken to facilitate the transfer such shares in this company onto the Chess Subregister pursuant to the Sponsorship Agreement. .

4.      CONSENTS AND LICENCES

        The Lender shall have received copies, certified as true copies by an authorised officer of the Borrower, of each such Authorisation necessary and required at Financial Closing (in each case, if any):

        4.1 to render any of the Finance Documents legal, valid, binding and enforceable; and

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      4.2   to enable the parties thereto lawfully to enter into, perform and comply with their obligations under the Finance Documents.

5.    SECURITY MATTERS

      5.1 The Lender shall have received confirmation from its advisors that each of the Secured Asset Entities as at the Signature Date is a company validly and lawfully incorporated and existing in accordance with the company laws of Australia or Papua New Guinea, as the case may be.

      5.2 The Lender shall have been afforded all the Security, which shall be valid, binding and enforceable.

      5.3 The Lender shall have received confirmation from its advisors that all the Security Documents are duly executed and lodged for registration or for any other purpose with the relevant authority where required.

6.    ACCOUNTS

      The Lender shall have received evidence satisfactory to it that all Accounts have been opened with the Account Banks in accordance with this CTA.

7.    FINANCIAL STATEMENTS

      The Lender shall have received and be satisfied with the:-

      7.1   financial statements and balance sheet of the Borrower -

            7.1.1 as at 30 June 2003 and audited by its Auditors; and

            7.1.2 as at 30 June 2004, unaudited;

      7.2 the most recent audited financial statements and balance sheet of each of the Secured Asset Entities.

8.    STAMP DUTY

      The Lender shall have received satisfactory evidence that all stamp duty and notarial and registration fees payable in respect of the Finance Documents and all related documents have been paid.

9.    LEGAL OPINIONS

      The Lender shall have received and is satisfied with legal opinion from its advisors (including but not limited to those in South Africa, the Isle of Man, England, Australia and Papua New Guinea, all of whom have been briefed with the knowledge and consent of the Borrower) relating, inter alia, to the:-

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      9.1   due execution by the Borrower and the Shareholder of the Finance
            Documents to which they are a party and the enforceability of their obligations thereunder against such parties; and

      9.2 due execution by the parties to the Subordination Agreement, other than the Borrower and the Shareholder, of that agreement and the enforceability of their obligations thereunder against such parties.

10.   REPRESENTATIONS AND WARRANTIES

      The warranties given by the Borrower in clause 28 above of this CTA shall be correct in all material respects and the Lender shall have received a certificate of an authorised officer of the Borrower to such effect.

11.   NO DEFAULT

      The Lender is satisfied that no Event of Default or Potential Event of Default shall have occurred which has not been waived or remedied.

12.   IRREVOCABLE PAYMENT INSTRUCTION BY EMPEROR

      12.1 At the Signature Date of this CTA, the Borrower envisages that it may not be able to obtain an Irrevocable Payment Instructions from Emperor Mines Limited by the envisaged Financial Closing for Facility A, notwithstanding that it shall use all reasonable measures available to it to procure same.

      12.2 Should such Irrevocable Payment Instructions not be available by the date as envisaged in clause 12.1, then in addition to its rights mentioned in clause 13.4 of this CTA, the Lender may provide the Borrower with the notice mentioned in clause 13.2 of this CTA, but in addition the Lender may by notice impose a obligation on the Borrower to obtain such consent within 21 days of such notice, and such obligation shall be binding on the Borrower as a term of this CTA.

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APPENDIX 2                                                        EXECUTION COPY

                                   APPENDIX 2

                              REPEATING WARRANTIES

1.    STATUS AND DUE AUTHORISATION

      The Borrower is a limited liability company duly incorporated and validly existing under the company Laws of the Isle of Man with power to enter into the Finance Documents to which it is a party and to exercise its rights and perform its obligations thereunder and all corporate and other action required to authorise its execution thereof and its performance of its obligations thereunder has been duly taken. Neither the Borrower nor, to the best of the Borrower's knowledge after reasonable inquiry, any of its Shareholders or directors are in breach of its Memorandum or Articles of Association.

2.    NO DEDUCTIONS OR WITHHOLDING

      The Borrower is not required by any Law to make any deduction or withholding from any payment it may make under these Finance Documents to which it is a party save as expressly disclosed in writing to the Lender by the Borrower with express reference to this warranty.

3.    SECURITY

      Under the Law of the United Kingdom, Australia, Papua New Guinea and any other state in which the Secured Assets are found or situated, the security interests that it has purported to grant under the Security Documents to which it is a party constitute valid, first-ranking security interests in the relevant assets or revenues.

4.    BINDING OBLIGATIONS

      4.1 The obligations expressed to be assumed by each party in each of the Finance Documents are legal, valid and binding obligations enforceable against such party in accordance with the terms thereof and the rights of the Borrower thereunder are legal, valid and enforceable rights.

      4.2 Further, the Borrower's obligations under the Finance Documents are its unconditional and unsubordinated obligations and rank at least parri passu with all other of its unsubordinated indebtedness.

5.    VALIDITY OF EXECUTION OF FINANCE DOCUMENTS

      The Borrower's execution of the Finance Documents to which it is a party and its exercise of its rights and performance of its obligations thereunder do not and will not contravene or constitute a default under:

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      5.1   any agreement, mortgage, bond or other instrument or treaty to which it is a party or which is binding upon it or any of its assets or revenues;

      5.2 its constitutive documents and rules and regulations and drawing the full amount available under the Finance Documents will not breach any limitation on borrowing imposed on it or its directors; or

      5.3   any Law binding on it or any of its assets or revenues.

6.    ENCUMBRANCES

      The Borrower has not created or permitted to subsist any Encumbrance on the whole or any part of its assets or revenues (including but not limited to an Encumbrance on the Secured Assets) other than those disclosed in writing to the Borrower prior to Financial Closing.

7.    NO OTHER ACTIVITIES

      After Financial Closing, the Borrower has not engaged in any new trade, business or activity, entered into any contract, made any investment or acquired any asset or incurred any liability whether contingent or otherwise except as contemplated in or incidental to the Finance Documents.

8.    SHAREHOLDINGS

      8.1   The Borrower is a wholly owned subsidiary of the Shareholder.

      8.2   All of the issued share capital of the Borrower is fully paid.

      8.3 Other than in terms of the Finance Documents, no Person has any rights to participate in its profits or to call for the issue by it of any of its share capital and no contract or arrangements, conditional or unconditional, exist whereby any Person may acquire or exercise any such right other than in accordance with the Finance Documents.

      9.    OWNERSHIP OF ASSETS

            9.1 The Borrower has good and marketable title to all of its assets including the Secured Assets.

            9.2 The Borrower has no ownership, legal, beneficial or otherwise (except as regards immovable property on long lease), in any immovable property which it has not notified to the Lender pursuant to clause 3 of Appendix 5 below.

            9.3 The Borrower owns at least the following shares in the following companies:-

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                  9.3.1 45,33% of the entire issued share capital of Emperor
                        Mines Limited, as more fully described in clause 2.58.1.1, whether such issued shares are in the form of ordinary or preference shares or in any other form;

                  9.3.2 100% of all the issued share capital of DRD (Porgera)
                        Limited, as more fully described in clause 2.58.1.2, whether such issued shares are in the form of ordinary or preference shares or in any other form;

                  9.3.3 100% of the share capital of Tolukuma Gold Mines
                        Limited, as more fully described in clause 2.58.1.3 whether such issued shares are in the form of ordinary or preference shares or in any other form.

10.   NO SURETYSHIPS

      Save as provided in the Finance Documents, the Borrower is not liable contractually, whether contingently or otherwise and whether as surety, co-principal debtor, guarantor or indemnitor, for the liabilities of any third party.

11.   NO ROYALTIES

      The Borrower is not -

      11.1 under any obligation to pay any royalties, license fees, any profit-sharing or royalty agreement or other similar arrangement whereby its income or profits are, or might be, shared with any other Person or

      11.2 party to any management contract or similar arrangement whereby its business or operations are managed by any other Person.

12.   AUTHORISATIONS

      12.1 All Authorisations required to have been done, fulfilled, obtained and performed by the date this warranty is given by Law, in order:

            12.1.1 to enable the Borrower lawfully to enter into and perform with the obligations expressed to be assumed by it in the Finance Documents;

            12.1.2 to ensure that the obligations expressed to be assumed by the
                   Borrower in the Finance Documents are legal, valid, binding and enforceable against it in accordance with the terms thereof; and

            12.1.3 to enable the Borrower lawfully to exercise all its rights under the Finance Documents,

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            have been done, fulfilled, obtained and performed and are or, will be done, fulfilled, obtained and performed by the relevant time and no steps have been taken to revoke or cancel or limit the scope of any such Authorisation or which would have the effect of revoking or cancelling or limiting the scope of any such Authorisation. The Borrower is in compliance with all conditions of such Authorisations.

      12.2 The Borrower is not in breach of any of the provisions of any Law relating to the conduct of its business and activities.

13.   NO DEFAULTS

      13.1 No event has occurred which constitutes, or which (with the giving of notice and/or the lapse of time and/or the fulfilment of any applicable requirement) would constitute, a contravention, or breach of, or event of default under, any Finance Document or any other agreement to which it is a party or which is binding on it or any of its assets or revenues or its constitutive documents, rules and regulations.

      13.2 No Event of Default or Potential Event of Default has occurred by virtue of it performing its obligations under the Finance Documents.

14.   FULL COMPLIANCE

      The Borrower is in compliance in all respects with all the provisions of the Finance Documents.

15.   NO PROCEEDINGS

      No action, litigation or administrative proceeding ("proceedings"), of or before any court or tribunal by or against the Borrower has been started or threatened and it has notified the Lender of all disputes in which it is involved.

16.   ENVIRONMENTAL MATTERS

      16.1 The Borrower and each Secured Asset Entity is in full compliance with all Environmental Laws and all Environmental Approvals are in full force and effect. There are no acts, omissions, events, state of facts or circumstances of which Borrower or each Secured Asset is aware, after reasonable inquiry, which may be expected to prevent any of them being in full compliance with any Environmental Laws.

      16.2 Neither the Borrower nor any of the Secured Asset Entities have any notice of any complaints, demands, civil claims or enforcement proceedings or of any action required by any regulatory authority and, there are no investigations pending or threatened in relation to the failure by the Borrower or any of the Secured Assets to obtain any Environmental Approval or to comply with any Environmental Laws.

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17.   TAX

      17.1 All tax returns and reports required by Law to be filed by the Borrower have been duly filed and all tax assessments, fees, levies, duties and other governmental or official charges upon it, or its properties or its income or assets, which are due and payable, have been paid without penalty or interest.

      17.2 The Borrower has made and there are in place all necessary arrangements which are permitted by Law and in accordance with GAAP, for it to obtain, as early as is practicable, the benefit of all available tax reliefs and/or repayments

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APPENDIX 3                                                       EXECUTION COPY

                                   APPENDIX 3

                             INFORMATION WARRANTIES

1.    ANNUAL FINANCIAL STATEMENTS

      The Borrower's annual financial statements delivered to the Lender pursuant to clause 1 of Appendix 4 below fairly present, in all material respects, its financial position and the result of its operations at the end of the applicable Financial Year.

2.    BALANCE SHEETS

      2.1 The balance sheets of the Borrower and of the Secured Assets referred to in paragraph 7 of Appendix 1 hereto was prepared in accordance with GAAP and (in conjunction with the notes thereto) fairly presents its financial position and the result of its operations at the end of the applicable Financial Year. The Borrower has no significant liabilities (contingent or otherwise) or any losses which are not disclosed by, or provided for in, such balance sheet.

      2.2 Except as has been disclosed by the Borrower, prior to Financial Closing, to and accepted by the Lender as being immaterial, there has been no adverse change in the business or financial condition of the Borrower and the Secured Assets since the date as of which such balance sheet was prepared, and since then the Borrower has not incurred any obligations other than in terms of the Finance Documents, which, if such had occurred prior to the date as of which such balance sheet was prepared, could adversely affect or have affected the decision of a Person considering whether to enter into, or who did enter into, any of the Finance Documents.

3.    BUDGETS

      Budgets and draft budgets prepared by the Borrower from time to time will reflect all costs which the Borrower, after careful consideration and enquiry of information available to it at the time, reasonably expects itself, or the entity which is the subject of the budget, to incur in the period to which that budget relates.

4.    OTHER PROVISIONS RELATING TO FINANCIAL STATEMENTS

      4.1 The Borrower's annual financial statements delivered to the Lender pursuant to clause 1.1 of Appendix 4 will include an unqualified opinion of its auditors in accordance with South African Auditing Standard number 700 (as may be amended or replaced from time to time).

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APPENDIX 3                                                       EXECUTION COPY

      4.2 The Borrower's financial statements delivered to the Lender pursuant to clause 1.2 of Appendix 4 below fairly present, in all material respects, its financial position and the result of its operations as to the date to which they were drawn up.

      4.3 After reasonable enquiry, the financial statements delivered to the Lender pursuant to clause 2 of Appendix 4 below fairly present, in all material respects, the financial position and the result of the operations of the Secured Asset to which those financial statements relate, as to the date to which they were drawn up.

5.    DISCLOSURE OF INFORMATION

      After reasonable enquiry all information supplied by or on behalf of the Borrower to the Lender was true in all material respects as at the date that it was supplied and the Borrower has not failed to disclose to the Lender any material information known to it relating to the Borrower and the Secured Assets.

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APPENDIX 4                                                        EXECUTION COPY

                                   APPENDIX 4

                            INFORMATION UNDERTAKINGS

1.    BORROWER'S FINANCIAL STATEMENTS

      The Borrower shall, as soon as the same become available, but in any event
      -

      1.1 within 90 business days after the end of each of its Financial Years, deliver to the Lender its financial statements for such Financial Year;

      1.2 within 45 business days after the end of each quarter of each of its Financial Years, deliver to the Lender its un-audited financial statements for such period including cumulative year to date amounts, which financial statements shall:-

            1.2.1 show its income statement, balance sheet and cashflow statements for such period, and

            1.2.2 accurately reflect the financial and operating results of the
                  Borrower's Stake in each of the Secured Assets.

2.    FINANCIAL STATEMENTS OF THE SECURED ASSETS

      The Borrower shall deliver to the Lender the financial statements of each Secured Asset Entity for each Financial Year, as soon as the same become available, but in any event the Borrower shall use it best endeavours to procure that such financial statements are delivered to the Lender within 90 business days after the end of each of the Financial Years of each Secured Asset Entity.

3.    GENERAL REPORTING

      3.1 The Borrower shall provide the Lender and/or the Lender's Advisers with such financial and other information as the Lender or the Lender's Advisers may from time to time require, such information to include but not to be limited information regarding the financial condition, business and operations of the Borrower and the Secured Assets Entities as the Lender may reasonably request.

      3.2 Without limiting clause 3.1 in any way, if the Lender believes that there is or may be an Event of Default or Potential Event of Default, the Lender may appoint a person to investigate this. The Borrower agrees to co-operate with the person and to comply with every reasonable request they make. If there was an Event of Default or Potential Event of Default, the Borrower agrees to the Lender all costs in connection with the investigation.

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APPENDIX 4                                                        EXECUTION COPY

      3.3 The Borrower grants to the Lender and any of its nominated representatives the right to review all books and records (including computer records) held by third parties and which relate to the Borrower, the Secured Asset Entities and to any Finance Document and to which books and records the Borrower is entitled to have access to. The Borrower instructs and authorises such third parties to provide the Lender and any of its nominated representatives reasonable access to review such books and records held by the third party and any such information as the Lender may, at any time and from time to time, request. The Borrower waives any right of confidentiality which may exist to the extent necessary to allow disclosure of such books, records and information to the Lender and its nominated representatives, provided that the nominated representatives enter into a confidentiality undertaking in favour of the Borrower in accordance with the terms set out clause 46.14 above.

4.    BANK STATEMENTS RELATING TO ACCOUNTS

      The Borrower shall provide the Lender, on a quarterly basis, with an extract of the cash books for all Accounts and the Borrower shall confirm that such cash books are reconciled to the Account Banks' statements.

5.    SHAREHOLDINGS

      The Borrower shall notify the Lender promptly upon becoming aware of any introduction of proposed new Shareholders or change or proposed change in the percentages of the shareholdings in the Borrower as set out in clause 8 of Appendix 2 above or as most recently notified to the Lender in accordance with this clause 5 (as appropriate). For the avoidance of doubt, it is recorded that such notice shall not constitute consent by the Borrower to such change.

6.    PROPOSED AMENDMENTS AND LIKE MATTERS

      The Borrower shall promptly deliver to the Lender copies of all such proposed amendments, variations, modifications or waivers and proposals to cancel, suspend, terminate or revoke any of the terms or conditions of any of the Finance Documents of which it is aware where the Lender is not a party to such amendments, variations, modifications, waivers, cancellations, suspensions, terminations or revocation.

7.    NOTIFICATION OF INTENDED CLAIMS BY THE BORROWER

      7.1 The Borrower shall promptly notify the Lender if it believes it has a claim against any party to a Finance Document and shall provide the Lender with such further details as the Lender may require.

      7.2 In addition, the Borrower shall notify the Lender if the Borrower wishes to -

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            7.2.1 commence any litigation or dispute resolution procedure against any other Person and shall state its estimate costs it will incur in so doing;

            7.2.2 settle any litigation or (any dispute referred to any other dispute resolution procedure) commenced by any other Person and shall state the amount it wishes to pay in settlement;

            7.2.3 settle any claim for penalties or liquidated damages or other damages or compensation;

            7.2.4 make any claim of more than USD 500 000,00 under any insurance policy or the like taken out by the Borrower in respect of the Secured Asset Entities; and/or

            7.2.5 settle any insurance claim where the amount originally claimed is more than USD 500 000,00.

8.    NOTIFICATION OF CERTAIN IMPORTANT EVENTS

      8.1 The Borrower shall, within 10 business days after the occurrence thereof deliver a report to the Lender detailing any occurrence of -

            8.1.1 any fact or information which the Borrower considers in good faith may adversely affect its ability to perform any of its obligations under the Finance Documents;

            8.1.2 any action, litigation or administrative proceeding of or before any court or tribunal involving a claim of more than USD 500,000,00 instituted against the Borrower or its assets or revenues;

            8.1.3 any breach of, or disputes under, any of the terms of any documents relating to the acquisition of any Target or relating to the Target itself;

            8.1.4 any Event of Default or Potential Event of Default.

      8.2 Upon receipt of a request to that effect from the Lender, confirm that, save as previously notified or as notified in such report, so far as it is aware after reasonable inquiry, no Event of Default or Potential Event of Default has occurred.

9.    NOTIFICATION OF ADDITIONAL ASSETS

      The Borrower shall notify the Lender promptly of:-

      9.1   its acquisition of any additional material assets; and

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      9.2   any material agreements to be entered into by it.

10.   PROPOSAL FOR REMEDYING POTENTIAL EVENT OF DEFAULT

      If the Lender is of the opinion that a Potential Event of Default has in fact occurred or will or could probably occur, the Lender shall notify the Borrower accordingly and the Borrower shall, if it does not intend to or cannot remedy the Potential Event of Default within 3 business days, provide the Lender, within the 3 business days, with a written proposal as to whether the event or events constitute a Potential Event of Default or not and/or what steps it proposes to take or has taken to prevent or remedy it or prevent such Potential Event of Default becoming an Event of Default.

11.   INSURANCES

      The Borrower shall at least annually and on the occurrence of any significant amendment to the terms thereof, provide the Lender with summary details of the insurance covers available to the Borrower in respect of its Stake in the Secured Assets.

12.   BUDGETS

      The Borrower shall deliver to the Lender, not later than 20 business days before the beginning of each of its financial years, a budget in respect of the Borrower and each of the Secured Asset, detailing as a minimum, the detailed cash flow projections and assumptions used for the forthcoming period of three years in respect of the Borrower's Stake in each of the Secured Asset Entities.

APPENDIX 5                                                        EXECUTION COPY

                                   APPENDIX 5

                              POSITIVE UNDERTAKINGS

1.    HEDGING

      The Borrower shall implement and comply with such Hedging Arrangements as the Lender may reasonably require from time to time.

2.    FUNDING OF THE DEBT SERVICE ACCOUNT

      The Borrower shall ensure and procure that from Financing Closing until the Facilities Discharge Date the Debt Service Account is funded to the amount of the Debt Service Account Required Balance.

3.    ADDITIONAL SECURITY

      The Borrower shall, at its cost:

      3.1 notify the Lender in advance that ownership of any assets (including but not limited to any new Stakes in Targets) will pass to the Borrower, which assets could be used by the Borrower as security for the Lender's obligations under the Finance Documents;

      3.2 ensure that such assets are made available to the Lender as security before anyone else, provided that the Lender shall inform the Borrower within a reasonable time of its decision as to whether it wishes to use such assets as security;

      3.3 do all such things and sign all such documents as the Lender may require in order for the Lender to be granted an Encumbrance, of a type determined by the Lender, over the Borrower's right, title and interest in and to any new Stakes in Targets;

      3.4 if so requested by the Lender obtain Irrevocable Payment Instructions from Targets in which it has acquired a new Stake or from any Secured Asset Entities;

      3.5 if so requested by the Lender and as a result of any change in Law or if a new asset has been acquired over which the Lender wishes to take security, at the Borrower's cost and in form and substance satisfactory to the Lender, procure for the Lender a legal opinion in respect of the validity of any such Encumbrance; and

      3.6 subject to the Law, at the request of the Lender, do all such things and take all such steps as may be necessary for maintaining in full force and effect the Security.

APPENDIX 5                                                        EXECUTION COPY

4.    COMPLIANCE WITH THE LAW

      The Borrower shall comply with the Law in the performance of its obligations under Finance Documents to which it is a party.

      The Borrower shall pay all Taxes due from it or against its assets and the Borrower shall timeously file all tax returns required to be filed by it.

5.    MAINTENANCE OF INCORPOREAL, INTELLECTUAL PROPERTY AND OTHER RIGHTS

      The Borrower shall comply with the terms of and do all that is necessary to maintain in full force and effect all rights necessary for the conduct of its business at the time that such rights are required in respect of the conduct of its business including, without limitation, any intellectual property rights and the Borrower shall ensure that the trading methods and style used by it including any patents, designs, trade marks and the like applied in connection with its business or services do not constitute an infringement of the rights of any other Person.

6.    INSURANCES

      The Borrower shall ensure that adequate insurance are provided (either by itself or by the entities managing the Secured Assets) in respect of the Borrower's interests in the Secured Assets.

7.    ACCOUNTING

      The Borrower shall:

      7.1 maintain accounting, management information, financial modelling and cost control systems in accordance with good industry practice; and

      7.2 procure that such systems and its statutory books, books of account and other records together are adequate to reflect truly and fairly its financial condition, the results of its operations and to provide the reports required to be delivered pursuant to this CTA; and

      7.3 should the Lender have any queries relating to the Borrower's financial statements or accounting records or any certificate given by the Auditors in relation thereto, at the request of the Lender, procure that the Auditors (whose fees and expenses shall be for the Borrower's account) respond directly to those queries to the Lender (or any representative(s) nominated by it).

8.    PROTECTION OF RIGHTS IN FINANCE DOCUMENTS

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APPENDIX 5                                                        EXECUTION COPY

      The Borrower shall promptly take all such appropriate action to protect, preserve and maintain its rights, title and interest in, and to the Finance Documents to which it is a party.

9.    ACCESS

      The Borrower shall, upon the request of the Lender with prior notice, permit representatives of the Lender, including, without limitation, the Lender's Advisers, during normal office hours, to

      9.1 visit and inspect any of the premises where the Borrower's business is conducted; and

      9.2 have access to (and copies of) the Borrower's books of accounts and records.

10.   CO-OPERATION WITH LENDER'S ADVISERS

      The Borrower shall take all reasonable steps to co-operate with the Lender's Advisers and to respond to the Lender's Advisers reasonable requests.

APPENDIX 6                                                        EXECUTION COPY

                                   APPENDIX 6

                              NEGATIVE UNDERTAKINGS

1.    ISSUES OF SHARES

      The Borrower shall not:

      1.1 issue any further Shares (other than as permitted by the Finance Documents (including as contemplated by this clause 1.1));

      1.2 buy-back, record the transfer, purchase, cancel or redeem any Shares;

      1.3 alter any rights in existence at the date hereof attaching to the Shares;

      1.4 alter nor agree to alter any terms of any loans by the Shareholder or any of its affiliated companies, including the subordination thereof in favour of the Lender.

      An affiliated company in relation to the Shareholder means any:-

      a)    subsidiary or holding company of that Shareholder; or

      b)    a subsidiary of that Shareholder's holding company;

      c) any company that, indirectly or directly Controls that Shareholder, or any company that directly or indirectly is Controlled by that Shareholder.

      "Control" in relation to a company means:

      i) having the beneficial ownership of more than 50% of the voting shares of that company; or

      ii) the right, directly or indirectly, to exercise more than half the voting rights in respect of the issued shares of that company; or

      iii) the power to appoint, and remove, the majority of the board of directors of that company; or

      iv) the power, through appointees to the board of directors of that company, to exercise more than 50% of the votes exercisable by directors of that company.

      and "Controlled" has a corresponding meaning;

2.    DISPOSAL

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APPENDIX 6                                                        EXECUTION COPY

      The Borrower shall not sell, lease, licence, transfer, cede, lend or otherwise dispose of, or cease to exercise direct control of, or create any Encumbrance in respect of, by one or more transactions or series of transactions (whether related or not), the whole or any part of the Secured Assets.

3.    INDEBTEDNESS

      The Borrower shall not incur, assume, or permit to exist any Indebtedness except for Indebtedness which is contractually subordinated to the Lender.

4.    MAINTENANCE OF STATUS

      The Borrower shall not undertake or permit any merger, consolidation or change the jurisdiction of its incorporation.

5.    NO LITIGATION

      The Lender shall have received written confirmation from the Borrower that no action, litigation or administrative proceedings are pending or threatened against the Borrower, which is reasonably likely to have a Material Adverse Effect on the Borrower.

6.    BUSINESS

      The Borrower shall not cease, or threaten to cease, to carry on all or any substantial part of its business as at Financial Closing.

7.    LOANS, GUARANTEES AND SURETYSHIPS

      The Borrower shall not make any loan or give any suretyship, guarantee, indemnity or other assurance against financial loss in respect of the indebtedness of another Person or provide any other form of credit or make any deposit with any Person (each such transaction a "credit") except for:

      7.1 credit required to be provided under or permitted by the Finance Documents to which it is a party;

      7.2 credit provided, in the ordinary course of carrying on its business and on normal trade terms, to suppliers and customers; or

      7.3   deposits made in the Accounts in accordance with the Finance
            Documents.

8.    IMMUNITY

      The Borrower shall not in any proceedings in relation to any of the Finance Documents to which it is a party, claim for itself or any of its assets or revenues, immunity from suit, execution, attachment or other legal process.

9.    SURRENDER OF TAX RELIEF

APPENDIX 6                                                        EXECUTION COPY

      The Borrower shall not agree to surrender or dispose of, nor surrender nor dispose of, to any third party, any credit, losses, allowances, concessions, discharges, or other relief or right of repayment available to it in respect of Taxes.

APPENDIX 7                                                        EXECUTION COPY

                                   APPENDIX 7

                             FORMALITIES CERTIFICATE

To: [The Lender]

We [ ______ ] and [ ______ ] being respectively a director and secretary of [_______________________] ("the Company") being duly authorised by the Company to deliver this certificate hereby make the certifications contained in this Appendix 7 to the Common Terms Agreement dated [________].

Terms not otherwise defined herein shall have the meanings ascribed to them in that Common Terms Agreement.

1.    COMPANY DOCUMENTS

      Attached hereto marked "A", "B", "C" and "D" respectively, are true, complete and current copies of:

      1.1   the Certificate of Incorporation of the Company;

      1.2 all Certificates of Incorporation on Change of Name of the Company (if any); and

      1.3   the Memorandum and Articles of Association of the Company.

2.    BOARD RESOLUTIONS

      Attached hereto marked "E" is a true copy of the minutes of a Meeting of the Board of Directors of the Company duly convened and held, during which a quorum was present throughout, recording resolutions passed at such meeting (which resolutions are in full force and effect and have not been rescinded or varied and which resolutions are in a form previously approved by your legal advisers) and which approve the execution and performance by the Company of the Finance Documents to which it is a party and all transactions contemplated thereby.

3.    AUTHORISED SIGNATORIES

      The following signatures are the specimen signatures of the persons authorised by resolution of the board of directors of the Company to execute the Finance Documents to which it is a party and all other documents and notices required in connection therewith:

APPENDIX 7                                                        EXECUTION COPY

          NAME                      POSITION                      SIGNATURE

4.    NO BREACH

      We have examined the terms of all loan agreements and similar borrowing instruments together with our memorandum and articles of association and all other relevant instruments and agreements to which the Company is a party ("Relevant Documents") and we can confirm to you that the drawing by the Company of all sums capable of being drawn under this Common Terms Agreement and the Facility Agreements ("the Maximum Drawings") will not infringe the terms of the relevant documents and that the borrowing of the Maximum Drawings when aggregated with any other Financial Indebtedness of the Company.

      4.1   Will be within the corporate powers of the Company; and

      4.2 Does not or will not cause any limit or restriction on any of the powers of the Company to be exceeded (whether contained in any relevant documents or otherwise) or the right or ability of the directors of the Company to exercise such powers

5.    NO EVENTS OF DEFAULT

      We have carefully studied the provisions of the Finance Documents (including section 7 of the Common Terms Agreement) and, having made all due enquiries, can confirm to you that as at the date of this Certificate no Event of Default or Potential Event of Default has occurred or is continuing and the Company is in full compliance with its obligations under each of the Finance Documents to which it is a party.

Signed      ______________________

DIRECTOR

Date:

Signed      ______________________

SECRETARY

Date:

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